Exhibit 13.1

10/23/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7984 1/2 Reminder Hi James, We noticed that you started the reservation process for Virtuix, but have yet to complete the process. Please note, if you have any questions for the company, you may post them on the discussion forum here. If you would like to complete a reservation you may do so via the link below. By completing a reservation, you will be able to confirm your investment ahead of the public launch and receive bonus perks. COMPLETE RESERVATION Questions for SeedInvest? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving emails regarding <COMPANY_NAME>, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor

10/23/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7984 2/2 perks before making an investment. Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

10/23/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/8010 1/2 Campaign Milestones Hi James, A number of our deals reached new milestones this week. Check them out below: 20/20 GeneSystems surpassed $3M raised and is still accepting investments until it closes its campaign on SeedInvest next Friday, October 30th. The company is developing and commercializing artificial intelligence-powered diagnostics for cancer & COVID-19. Miso Robotics surpassed $8.5M raised and is closing on Friday, November 20th. Miso Robotics, the most raised live deal on SeedInvest, is developing artificially intelligent robots to make food efficiently and consistently. GROUNDFLOOR surpassed $2.5M raised and is successfully funded. The company is a wealthtech platform that lets everyone build wealth through real estate lending. Virtuix surpassed $2.5M in reservations. Virtuix is the creator of Omni, an omnidirectional treadmill allowing users to walk and run inside popular games and virtual worlds. Gatsby surpassed $2M in reservations. Gatsby is democratizing the options markets with a simple, social, and gamified options trading app. Frame surpassed $300K raised and is successfully funded towards its minimum funding target. Frame is reinventing the news with a mobile-first, interactive documentaries platform. The campaign is closing soon. Questions? Email us. We're happy to help.

10/23/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/8010 2/2 You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving weekly highlight emails, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Miso Robotics, 20/20 GeneSystems, and Groundfloor are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Miso Robotics: https://www.seedinvest.com/miso.robotics, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems, Groundfloor: https://www.seedinvest.com/groundfloor Gatsby, and Virtuix are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby, Virtuix: https://www.seedinvest.com/virtuix Frame is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Frame: https://www.seedinvest.com/frame Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

VIRTUIX WEBINAR_OCTOBER 21, 2020

Speaker 1:

Hi, everyone. Thank you so much for taking the time to join us today for Virtuix's first investor webinar. Virtuix is the creator of Omni, and omni-directional treadmill, allowing users to walk and run inside popular games and virtual worlds. Jan will pitch the investment opportunity and then answer questions from the crowd. If you have any specific questions that you would like for him to answer, feel free to type them into the questions box on the right hand side control panel. Please note that we will do our best to get to your question, but if we do not get to it, Jan will be able to respond to it on the discussion board. Jan, the floor is yours.

Jan Goetgeluk:

All right. Hey, everyone. Thanks for joining us. My name is Yon Goetgeluk. I'm the founder and CEO of Virtuix. What I'd like to do in the next 15 minutes or so is talk to you more about what we've done so far, and our roadmap and strategy going forward. Let's get started.

Jan Goetgeluk:

Before we get started, actually, I want to share this video with you. This is a video that I shot myself at a Sky Zone Trampoline Park that has an Omni arena installation, and it's the reaction of two kids after they played our attraction. And I think this video will set the stage for the rest of the presentation, so I want to show this to you. It's just 30 seconds, but it's a great video, so let me pull this up. All right, here we go, put on your speakers, if you have them.

Jan Goetgeluk:

What did you think of it? How was it?

Speaker 4:

It was awesome.

Speaker 3:

It was so-

Speaker 4:

I got third place on the top.

Speaker 3:

I got a bunch of headshots.

Speaker 4:

Yeah. Me.

Speaker 3:

I got MVP.

Speaker 4:

I got-

Speaker 5:

I'm going to go.

This transcript was exported on Oct 21, 2020.

Speaker 4:

I got third place.

Speaker 3:

Yes.

Speaker 6:

[inaudible 00:01:52] awesome.

Speaker 4:

That was awesome.

Speaker 3:

[crosstalk 00:01:54]-

Speaker 4:

I can't believe that just happened.

Speaker 3:

Thank you for having us-

Speaker 8:

[crosstalk 00:01:58]-

Jan Goetgeluk:

Great video. I love that video. I'm going to pull my screen back up. Here we go. Excellent video. It still warms my heart every time I see it. And the tagline here is, imagine replicating this reaction at a million homes around the world. That's what I'd like to talk to you about today. And that's what we want to do as a company. Now, before I talk more about our future, I want to take one quick step back and share with you a bit more about what we've done so far, how we got here.

Jan Goetgeluk:

We've actually now shipped more than $10 million worth of hardware to date. Nearly 4,000 Omni systems to 45 countries. We started in 2013, when it Kickstarter campaign. At that time, we were looking to raise a $100,000. Well, that became a $1.1 million Kickstarter campaign, one of the biggest campaigns at that time. We had a lot of excitement in those early days, around our product and our company.

Jan Goetgeluk:

And we started manufacturing and shipping in 2016, but we decided to pivot to the commercial markets. The consumer market for VR was slow to take off in those early days, and we were getting a lot of demand from the commercial markets, entertainment venues, VR arcades where we could increase our selling price to $5,000 or so per system, and so we decided to shift to the commercial market to really survive those early years, where there wasn't much demand or as much demand on the consumer side as there is today. We started shipping the Omni Pro, the commercial version of the Omni. We've now shipped Omni Pros to over 500 venues in 45 countries. We did that through a distributor network that we set up, 22 distributors covering US, Asia, and Europe. In 2017, we launched our own game platform called Omniverse for the commercial market.

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Jan Goetgeluk:

This is a closed content platform for entertainment operators that charges them per minute of gameplay. And to date, we published 23 VR games on Omniverse, nine of which we made in-house. And we've hosted over 1 million plays to date on that Omniverse platform, and it's actually approaching now 2 million plays. And then most recently in 2019, we launched Omni Arena. Omni Arena, is a turnkey attraction, $150,000 attraction, that has four Omni Pro systems inside. And we sell that attraction to the higher end of the entertainment market. We decided to expand our commercial markets, go up market, if you will, and sell a turnkey solution to higher end venues like Dave and Buster's, Sky Zone and so forth, and we call it an e-sports attraction. E-sports, because it comes with built in e-sports contests, prize competitions, weekly and monthly, and there's a $100,000 prize pool annually that players can win.

Jan Goetgeluk:

That attraction has become a great hit. It's become one of the entertainment industry’s top earning VR attraction. Some of our sites earn more than $30,000 a month with Omni Arena, so it's been a great success. This is our product lineup to date. We have Omni Pro, the commercial Omni. We have Omni Arena, the higher end system for the higher end entertainment venues, family entertainment centers, and the like. And then our Omni One, and that's, of course, what we will talk about today. It's us bringing the Omni back to the home, returning back to the original vision of our company with a great entertainment system for the home.

Jan Goetgeluk:

And what prompted us working on Omni One is really the demand from our players. Omni Arena, as I mentioned, great success, we saw the video in the beginning. Players love the experience. We have, for example, the survey, you can see the survey results in the data room, on our seed invest page. But now more than 10,000 players filled out our player survey, 97% want to play again. Now, 43% say they came to the venue specifically to play Omni Arena. They left their homes to seek out game play on the Omni.

Jan Goetgeluk:

And then the phrase we hear the most is, "Where can I buy this? Where can I get this for my home?" And that's what prompted us to start thinking, last year about, Hey, let's look again at bringing the Omni to the home. Now is the right time. And that's how we started working on Omni One, which we announced just a few weeks ago. Omni One is a complete entertainment system. It includes an Omni One treadmill, which by itself is quite revolutionary. It's quite an improvement over the Omni Pro, because it no longer has that support ring around people's waste. It offers unmatched freedom of movement, kneeling, crouching, jumping. It's quite incredible. It's a breakthrough in Omni directional treadmill technology. And on the Omni One treadmill comes also with the headsets included in the package, a standalone headset.

Jan Goetgeluk:

And this is the part that wasn't possible even just two years ago, those standalone headsets. That's the key. That's the breakthrough from a product perspective. Products like Oculus Quest, now Oculus Quest Two, you no longer need a gaming PC. You no longer need to hook yourself to a PC. Everything works just from the headset itself, really consumer friendly. And that's a breakthrough for us as well, because now for the first time, we can bundle the Omni with a headset and offer the complete package to the end customer, to the consumer. Everything just works out of the box. One big button, you push it, and it just works. That wasn't possible two years ago, five years ago, that's only possible today. And that's why today we can bring Omni One to market. It's the product we've always envisioned, and now we can bring this to the market.

Jan Goetgeluk:

It comes with its own game store on that headset, an online game store, a closed content platform. Everything is online, multiplayer, social. It also comes with a mobile app just to increase the stickiness of the experience, if you will. For example, players will get notifications about their health stats, health and fitness tracking game stats as well. And then the game store will launch with at least 30 games at launch. Both games made by us internally, we make our own games here at Virtuix, but we also work with third-party studios, third-party developers. And as I mentioned, Omniverse, our commercial content platform already has 23 games today. So we have a lot of games and developer relations that we can leverage to bring those games to Omni One. There won't be a shortage of great games for Omni One. Some of the most popular VR games that work with Omni already today, like Arizona Sunshine, Affected: The Manor, and also over time, some bigger games; we are, for example, looking at Minecraft VR, that's a big title. We've played Minecraft with the Omni in the past.

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Jan Goetgeluk:

Very exciting. And then Omni One also is optimized for the home. It's designed to fit nicely in the home. It's light. It's compact. Easy to fold up and store. If you look at the business model from Omni One, we're applying the Peloton playbook to gaming. And Peloton is a good reference point for us, not on the product side, I want to make this clear. Omni One is first and foremost, a gaming system for gamers. It's not an exercise product, but it has clear exercise and health benefits. You are burning calories while playing on the Omni, which is a great benefit, but it's a gaming system first. But Peloton is a good reference. They had to overcome a lot of skepticism in the early days about who's going to buy a $2,500 exercise bike for their home. Who's going to buy that? Nobody's going to buy that.

Jan Goetgeluk:

Well, guess what Peloton today is a $35 billion company, and business model wise, it's a good example for us. Now, I think Omni One's business model is better than Peloton's and I'll explain why. The model is DTC, direct to consumer multichannel sales. There's an upfront equipment purchase, and then there are recurring revenues from game sales and monthly subscriptions. The upfront equipment purchase, the complete Omni One system, including the VR headset will sell for $1,995. Or you can imagine much like Peloton, a monthly payment plan of about $55 a month, just to make it more accessible. Now, $1,995, that may sound high, but we think it's quite acceptable for our target audience. It's basically in line with a mid-range gaming PC, or again, a connected exercise equipment, like a Peloton bike. It's actually cheaper than a Peloton bike. And look, it's not for everybody. We're not presenting this as a $400 console, like PlayStation 4 of which we were trying to sell 100 million units. It's not that kind of product. It's more like the Peloton bike, again. Which again is a $35 billion company. That's not smaller niche, per se.

Jan Goetgeluk:

It would also have a dev kit option by the way. That's a sub-1000 dollar option mainly for developers and VR enthusiasts who already have a VR of your headset today. This connects to a PC and VR enthusiasts, that side of the market, they are used to tinker with VR peripherals and to get this to work with existing PC based VR games. Won't be as smooth and as seamless as a complete entertainment system, that has a very seamless user experience. This is more for the hobbyist, but it satisfies that part of the market.

Jan Goetgeluk:

And then in addition to the upfront purchase price, there are recurring revenues from content, monthly subscriptions and game sales. The monthly subscription is Omni online, and that is very similar to, for example, Xbox Live for Xbox or PlayStation Plus for PlayStation. Again, widely accepted in the gaming industry. It's an online subscription for online gameplay. If you want to play with your friends or against your friends, if you want to have access to online user profiles, rankings, maybe prize contests, you need that monthly subscription. Without it, you can still play, you can play offline, single player games, but most players, of course, they get a subscription. That's really what it's all about. It's 14.95 a month.

Jan Goetgeluk:

And then on top of that, we sell games. Games typically range from 20 to $40. We assume a player buys one game a month for, let's say, $30, in total, we're targeting another $45 per month, per system in recurring revenues. That's actually better than Peloton. Peloton has a $39 a month, monthly subscription. That's the best it can ever get. They don't sell additional content on top of that. We do, and we can, we sell games. Some players may buy two, three, four games a month. And so the upside for us financially, is in those recurring revenues. And that's the main reason why Peloton is now a $35 billion company is because of those software revenues, and now our model is similar.

Jan Goetgeluk:

And then the last part of our strategy, the last part of our business model, is that we already have a great sales channel today. Thanks to our thousands of Omni Pro systems worldwide or Omni Arena sites. For example, by 2022, we project to have installed 150 Omni Arenas, and we project to have more than a million registered players in our database. 70% of players make a player profile, first name, last name, date of birth and email address. We can reach those customers directly and cheaply. Already today, we reach out to those players every month for our e-sports contests. Every month, we email them about the contest of the week, the contest of the month, and so we have that ongoing dialogue already. But this is a great sales channel for Omni One. To refer again to Peloton, Peloton had to build 77 retail stores just to demo their product.

This transcript was exported on Oct 21, 2020.

Jan Goetgeluk:

We don't have to do that. We have Omni Pros and Omni Arenas out there, where people can go try it and play it. And, again, we have the data of all those players. We know exactly who's going to buy Omni One and why, and at what price. A few months ago, for example, we did a big player survey. We asked a 1000 players, lots of questions. And one question was, would you buy Omni One for your home for 1995, and 14% of our players said they would buy this product. Out of a million players that would translate to 140,000 players buying this product for their home on day one. Now in reality, that number will be lower, no doubt, but it's a great starting point. The fact that we have this out of home business, this out of home channel, it's truly remarkable, because it feeds directly into our home business, into our home products. It really provides a low-cost sales channel and demo channel for Omni One. And that's a great piece to our strategy.

Jan Goetgeluk:

Consumer and tech trends are in our favor. The global pandemic has boosted demand for healthy home activities, at home fitness, at home entertainment. Omni One definitely benefits from that. Screen time is becoming more and more of an issue, kids being glued to their screens on the couch. It's a big problem. Parents don't know what to do. Well, Omni One, you are burning calories while gaming. And our research has shown that a lot of parents will want to buy this for their kids to get them off the couch. And then 5G, will have a positive impact on cloud-based gaming over time. And that by itself will actually feed into standalone headsets over time. Technology will continue to improve in our favor.

Jan Goetgeluk:

Just a quick word about the team. Now, our core team has been to get enough for more than five years, and we've done quite a bit in the last few years. We were awarded 14 patents covering our mechanical design and motion tracking, and also game integration. Now, as I mentioned before, we sold over $10 million worth of product, our Omniverse content platform has hosted over a million plays, shipped nearly 4,000 units, 30 Omni Arenas, published 23 games and make nine in-house. All of that just in the last few years, as a team. We also have a big presence in Asia. We have a team full-time in China to manage our supply chain, our manufacturing, quality assurance. And we also have a joint venture in Asia with a multi-billion dollar Chinese gaming company called Hero Entertainment.

Jan Goetgeluk:

The bottom line is, look, we want to bring our popular gaming experience from the [inaudible 00:16:52] markets to the home, to millions of homes and families around the world. We know how to do that. We've done it before. We know how to produce Omni One fast and cheaply. By the way, gaming is just the beginning. We're very focused on gaming right now. We have to be focused as a startup, but you can imagine applications that stretch far beyond gaming over time, military training and simulation. For example, we've sold quite a few Omni Pro systems to military contractors and agencies for training and simulation purposes. And there's other applications listed here. Again, we're very focused right now on entertainment. We have to be focused, but you can imagine that the potential stretches beyond that over time.

Jan Goetgeluk:

In conclusion, we're doing a round on SeedInvest, right now. We've actually raised over $20 million from investors to date. Big name investors like Mark Cuban, 12 venture capital funds, two strategic investors as well, including Hero Entertainment, that big multi-billion dollar Chinese company that I mentioned. And so we hope you'll join us. Just to sum it up, key investment highlights. Our existing commercial business, notwithstanding COVID is a $10 million business or so, with products that we sell at a 50% gross margin. Now we're bringing that to the home and we know how to do that. We have experience and know how to bring Omni One to the home market. Our out of home installations and our large player base and our devoted player base provide great sales channel for Omni One at the little to no cost. It's a very interesting part of our strategy.

Jan Goetgeluk:

And Omni One has a strong financial upside thanks to its recurring revenues, from monthly subscriptions and game sales. Again, similar to Peloton, it's not just a piece of hardware. The upside is in the recurring revenues. And lastly, we have a very strong, competitive model thanks to our IP portfolio 14 patents, six more pending. It's very hard for anybody to do what we do without infringing on our patents. And also what we do is very complex, it's not just a simple piece of plastic. It's plastic, metals, fabric, then you have motion tracking and a motion library, game integration, game design, and it requires a lot of competencies to do what we do. We're well established now, and it's hard to copy us. Our time is now. Technology and consumer trends are in our favor. I hope you join us on our mission to bring our popular gaming experience to millions of homes around the world. Thank you.

This transcript was exported on Oct 21, 2020.

Speaker 1:

Great. Thanks so much, Jan. We will get started. We have quite a number of questions to started with. First question is, would this be compatible with something like Oculus?

Jan Goetgeluk:

Yeah, that's a good question. The dev kits and also Omni One the complete package, they will both connect to a PC if you want it to. So you could connect it to a PC and it will have some installation software to make it work with PC based VR games. It could connect with Oculus via a PC via the link cable that's for sure. We're still evaluating if it could wirelessly connect to an Oculus Quest, for example. But that's not sure at this time.

Speaker 1:

Who are your main competitors and how do you differentiate from them?

Jan Goetgeluk:

Yeah, we have a few smaller competitors, mainly KAT VR, K-A-T, KAT, and a Cyberith Virtualizer. KAT is a Chinese company and Virtualizer is an Austrian company. They are both quite small, frankly. They haven't been able to raise a lot of money. They haven't shipped all that much product. And, frankly, they both came after us. We were the original inventors of the Omni directional treadmill concept that we have with a low friction base, and we have a strong IP portfolio around that. So first and foremost, we believe that both of those competitors infringe on our patents. We haven't taken any legal action yet, because taking legal action takes a lot of resources, money, and those two competitors just don't have much money and don't have much sales, so it hasn't been worth our while to do that. But we wouldn't hesitate to do that in the future if needed.

Jan Goetgeluk:

But in general, I'd say those competitors are quite small. They haven't had the traction that we have. If you look at KAT, for example, they're a Chinese company that doesn't have any meaningful distribution partners in US or Europe. I think we're far ahead of these me too competitors. And we don't really see them as a threat at this point. It's quite hard to do what we do and do it the way we do it. Yeah, if they become a threat, we'll evaluate, but at this point, I think we're far ahead for many of these smaller competitors.

Speaker 1:

Does the Omni One in size in order to be used by children as well as taller adults?

Jan Goetgeluk:

Yeah, definitely. If you look at the existing Omni Pro, for example. The Omni Pro works for players with a height range from four foot two to six foot five, so a pretty big range. Omni One will also be adjustable. That vests and that arm that connects to the vest that can move up and down and you can set it to a specific height. Certainly, kids are a very important target audience, especially parents buying it for their kids, they're very important to us, and of course, adults as well, so we have to make sure it works for a wide range of heights.

Speaker 1:

This person says I own a mobile VR game track, would I be able to purchase four units with a VR monthly subscription and use it for me and my customers?

Jan Goetgeluk:

Yeah. The Omni One is truly a consumer product. Omni Pro, the commercial product, man, that thing is robust. It can withstand heavy, heavy use. It's at places like Dave and Busters, it just doesn't break. So for commercial use, that's what you need. Omni One is a consumer product. We don't know how long it would hold up in commercial use. Wouldn't recommend it. Plus then you have the issue of the games we sell are for consumer use, not for commercial use. It's not a commercial license. Maybe over time, there'll be a Omni One Pro for commercial use, but we're not there yet at this point. I would keep in mind that this is... Omni One is a consumer product at this time.

Speaker 1:

How did you figure out that buyers would be willing to pay monthly subscriptions?

This transcript was exported on Oct 21, 2020.

Jan Goetgeluk:

Bars?

Speaker 1:

Buyers.

Jan Goetgeluk:

Oh, buyers. Look, it's part of the gaming industry. If you look at Xbox Live for Xbox or PlayStation Plus for PlayStation, if you want to play Xbox or PlayStation games online, you have to pay a monthly subscription. It's widely accepted in the gaming industry that for online game play, there's a monthly subscription.

Speaker 1:

Do you have any future partnerships planned with gaming developers such as Activision or EA?

Jan Goetgeluk:

Yeah. Yeah, certainly. For example, the former chairman and CEO of Activision Publishing is on our board, so we have a good relationship with Activision. Activision hasn't really gone into VR just yet, so there's nothing immediate there to do. But the bigger answer is that yes, definitely over time we'd love to partner with bigger game studios. Initially, we'll start with the VR studios, the big VR games that exist today. But over time as VR becomes more and more mainstream, even and our product scales, we'd love to bring some big games to Omni One.

Speaker 1:

Is it possible to play with someone who also has an Omni One, so virtually link up the Omni Ones?

Jan Goetgeluk:

Absolutely. Absolutely. That's what it's all about. The online game play, the multiplayer game play that's the exciting part. That's where you can play Call of Duty style game, like elite force or our version of Call of Duty for the Omni. That's where you can play that online with your friends or against your friends, and they can be anywhere in the world. It doesn't have to be in the same room. So, yes, you connect online and you play with or against your friends. It's really freaking exciting. So, yes, absolutely.

Speaker 1:

What is your exit strategy?

Jan Goetgeluk:

Look, that's the billion dollar question. I think a startup has two exit possibilities. One is a sale to a strategic buyer or one is an IPO going public. Both of those would be tremendous outcomes for our company, and that's certainly what we're trying to pursue. If a big buyer wants to acquire us, we'll certainly evaluate any offers we get. If the price is right, then we'll go down route. In the meantime, we'll continue to build a great company, and hopefully then take it public one day like Peloton did last year. If we can follow that same trajectory, that would be our target and our goal.

Speaker 1:

Is there a concern with large competitors such as Amazon, Apple, or Google getting into this area?

Jan Goetgeluk:

It's a good question. Luckily, what we do is quite different from what they do. Also, if you look at the console makers, Sony with PlayStation and then Microsoft with Xbox, they make consoles that they sell for $400 and they try to sell a 100 million units. This product is a bit different. We're not trying to sell a 100 million units. It's more like, again, Peloton style volumes. It's not necessarily that interesting to some of the bigger consumer electronics companies. Also, this type of product is quite different than a simple console, which is just a plastic cover with electronics inside. This is quite large, metals, plastics, a vest, fabrics, footwear tracking around it, it's quite complex. Even if they wanted to, it's not something that they could easily copy and start doing, especially with our patents around that.

This transcript was exported on Oct 21, 2020.

Jan Goetgeluk:

If they wanted to go this route and they see appeal and potential in this, I think they may potentially explore to acquire us. That would probably be an easier way for them to do what we do, so we'll see. But we don't see those big electronics companies per se, going into this space right away.

Speaker 1:

Can you talk about your plan for home installations and also if there'll be a warranty for repairs?

Jan Goetgeluk:

Yeah, definitely a warranty that's actually a legally mandated one year in the US, Europe I think it could be two years mandatory, so certainly a typical consumer product warranty. And it's very easy to set up by the way. The Omni is not something that requires a lot of work to put together. We're going to ship it fairly assembled. Maybe you just have to put the arm and lock it in place, but we could certainly evaluate if we could offer a white glove installation service, again, like Peloton, they do that. And they do that actually just naturally and included with every system. For us, it might be an extra service that we offer, so we'll look at that. But in general, I'd say, it's easier than Ikea furniture. That's for sure.

Speaker 1:

How many Omni Ones do you plan to release at launch?

Jan Goetgeluk:

Yeah, that's a good question. I have to be a bit careful with giving projections because we are covered by SEC regulations, and so that's why you won't find any projections in our investor presentation. But, look, if I can give some guidance or projections that we hope to achieve, and again, looking at Peloton. Peloton sold 10,000 bikes in their first year, and that was really an inflection point for them. If we can ship 10,000 in the first year and then grow after that, that would be a good outcome. I'd say that's our aim.

Speaker 1:

Can you talk about your path to profitability?

Jan Goetgeluk:

Yeah. And look as a tech startup, especially if we start scaling Omni One, you can always reach profitability, if you scale back on growth, there's a bit of a trade off between growth and profitability. If you keep investing in marketing and growth and getting a product out there to more people, the profitability lags a little bit. For example, Peloton wasn't profitable until earlier this year, because it kept investing and investing in that growth and pushing out more and more bikes and spending more money on marketing. The advantage we have though, this is a point I wasn't able to make in the main presentation, but our customer acquisition cost, we expect that to be quite low. Again, to make a reference to Peloton, they spend about a $1,000 per bike on advertising, on marketing, customer acquisition.

Jan Goetgeluk:

We think our amount for that will be a lot less for a variety of reasons. One, especially initially, that install base already, that player community already more than a million players that we project, by the time we start, when we start scaling Omni One, low-cost direct sales channel, little to no cost, frankly, which is great. And now we can leverage some of the gaming industry's best practices for marketing, where the gaming industry has all these streamers YouTubers, Twitch streamers, and they love to make videos with the Omni, because the Omni delivers that kind of viral content they like to create. And so in the past, we've been able to team up with these streamers who made videos for the Omni that got millions and millions of views, and we hadn't to pay anything for that. That's just another way, in our industry, where we can really leverage the viral nature of our product to reach our target audience of gamers at a low cost.

Jan Goetgeluk:

And then also our paid social advertising could be really effective. And look at the SeedInvest rounds, maybe now... SeedInvest can correct me, but I think SeedInvest told me this is the fastest reservations campaign they've seen so far, which I think that's correct. That's because of the nature of our product. And it just goes to show how we can reach our audience quite cost effectively. I'm saying that to the question of profitability. There's a path where we could still drive a lot of growth whilst still being profitable as well, because I don't think we need to spend as much money on marketing and advertising as for example, a Peloton, especially initially. But it's to be seen, it's a trade off between growth and profitability, and we'll see when we get there.

This transcript was exported on Oct 21, 2020.

Speaker 1:

Can you talk about who your ideal customer is and how you expect your breakdown of customers to be, for example, families versus intense gamers?

Jan Goetgeluk:

Yeah, definitely. We have a lot of data on that. That's another advantage we have with our out-of-home player community. We have a lot of data. We know who our customers are. We know who's going to buy this product and we identified three buyer personas, as they call it in marketing. Three types of buyers who would buy Omni One for their home. One is a VR enthusiast, our typical community, our fans, people that like VR, that love the VR experience. Those will be the first customers that can buy this product. Second is gamers that do appreciate the health benefits of the Omni. The fact that you are burning calories while playing video games, and so there's a lot of gamers that appreciate that. And it also justifies the purchase. Well, I'm going to get this gaming system, that's $2,000, but, hey, it's going to keep me in shape, so that's an important target audience.

Jan Goetgeluk:

And then the third are parents. And by the way, some of this data you can find in our investor presentation, the percentages and all the stats around that. We have a lot of data around this topic. But parents, we noticed that a lot of parents agree with the statement, for example, that their kids spend too much time on the couch, are glued to their screens, too much screen time. And we asked parents if your kids asked you to buy Omni One for the home, would you buy it for them? And I think something like 85% of parents said they would, and then 14 or 15% they would do it for 1995. But clearly parents would buy this for their kids, teenagers or above. That's a third important target audience for us. Those three are key buyer personas that we identified for Omni One.

Speaker 1:

Great. Thank you. We have time for one more question here. The last question is, can you explain all of the investor perks and what it means to reserve early and the benefit of that?

Jan Goetgeluk:

Yeah. As an investor, first and foremost, you're buying shares in Virtuix, preferred stock, preferred shares, so those have preferred terms over common stock. And it's the same type of shares that all our other investors Mark Cuban, VCs, they own preferred stock. First and foremost, you get stock in the company. Then as a perk, you get a discount, if you want to buy Omni One. You don't have to buy Omni One, but if you want to buy Omni One, you get a discount on the purchase price and you'll be the first in line and you get the first offer to buy it. You'll be among the first to get it, when we start shipping it. And so it's a 20% discount and Omni One for all investors. Now, if you invest early, the first week after SEC qualification, which is the SEC process, I estimate mid-November to make it easy.

Jan Goetgeluk:

If you invest before mid-November, you get a 40% discount on the purchase price of Omni One. And by the way, you can transfer that as a gift, a gift card to friends or family. Even if you don't want to buy this product for yourself, well, keep in mind, you can actually give this discount to somebody else. And so making reservation allows you to get everything ready, as soon as we go live, which is probably in two weeks or so estimated, just by a click of a button, you can convert your reservation into an investment, and you'll be locked in for that early bird special. And then also, we will look at a sequence of people when they invest, and if you were amongst the first to invest, you'll be amongst the first to get Omni One, if that matters to you. So that's the reservations period, you can reserve your spot on reserve, and then when we go live, in two weeks, just with a click of a button, you can finish your process and you're locked in to that early bird special.

Speaker 1:

Great. Thank you so much. Thanks so much, Jan, for going over that and thank you to everyone who asked questions and who attended. Please note that there were some unanswered questions. We will be forwarding them along to Jan to answer on the discussion board. Feel free to also write any questions that you did not ask on the board for him to respond to as well. As Jan said, if you'd like to reserve shares and therefore receive these bonus perks, feel free to check out their profile on SeedInvest. Thank you again, and this concludes today's presentation.

Jan Goetgeluk:

Thanks everyone. I appreciate it. Thank you.

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

1 message

SeedInvest <deals@seedinvest.com> Tue, Oct 20, 2020 at 4:30 PM
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

seedinvest Reg A+ Rundown

Hi Sarah,

We are excited to announce our latest Reg A+ reservation campaign - **Virtuix** is the creator of Omni and previously successfully raised on SeedInvest four times. Additionally, **20/20 GeneSystems** is ending Friday, October 30th. Read on for more updates.

Now Accepting Reservations

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 1/7

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest



Virtuix returns to SeedInvest to bring the Omni to the home

Virtuix is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds. Campaign highlights include:

- Doubled revenues in FY ’20 ending 3/31/2020 and have shipped over 3,500 commercial Omni systems to 45 countries
- Raised over $20mm to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and four successful SeedInvest rounds
- Built IP portfolio of 14 issued patents and 6 pending patents that cover mechanical design, motion tracking, and game integration
- Management team and advisory board bring 100+ years of gaming and hardware industry experience at notable businesses including Activision, Dave & Busters, and Guitar Hero

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. **Those who reserve and subsequently invest will also receive bonus perks.** A reservation is non-binding and you may cancel at any time.

The campaign has already surpassed $1.4mm in reservations since launching this week.

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 2/7

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

RESERVE SHARES

Closing Soon


COVID-19
RT-qPCR kit
for specific
detection of
SARS-CoV-2

20/20 closing on SeedInvest in three weeks on October 30th

20/20 GeneSystems develops and commercializes artificial intelligence-powered diagnostics for cancer & COVID-19. **The company recently announced it will sell the first & only FDA-authorized COVID-19 rapid antibody test for point-of-care use.**

20/20 is the most raised healthtech deal currently on SeedInvest. The campaign has raised over $2.6mm to date and is still accepting investments on SeedInvest until Friday, October 30th.

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 3/7

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

INVEST

Business Updates

Miso Co-Founder & President named to Business Insider's "Top 100 People Transforming Business in North America"

Miso Robotics co-founder and President Buck Jordan has been named to Business Insider's list of 100 People Transforming Business in North America alongside other notable figures like Twitter CEO Jack Dorsey, Zoom CEO Eric Yuan, and Moderna CEO Stephane Bancel.

Learn more

Good Earth Organics qualified by SEC & now accepting investments

Good Earth Organics recently received qualification by the SEC and is now accepting investments on the platform. The company develops certified organic potting soils and nutrients for toxin-free cannabis and hemp plants.

Learn more

Caliber reports 100+% MoM growth in capital raised

Caliber reported a 100+% MoM growth in private capital invested in its funds from July to August. As of mid-September, investments had already increased 43% since August.

Learn more

GROUNDFLOOR names company's first COO

GROUNDFLOOR recently appointed Rhonda Hills, the company's previous SVP of Marketing and Sales, as the new Chief Operating Officer. This newly created COO role

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 4/7

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

brings all customer-facing functions under one executive as the award-winning wealthtech platform prepares for its next phase of growth.

Learn more

Cytonics and Gatsby featured in InvestorPlace

InvestorPlace, one of America's longest-standing independent financial research firms, recently featured Cytonics and Gatsby to its investor community.

Learn more about Cytonics & Gatsby

Reservation Investor Perks

- **Gatsby** I All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more.
- **Virtuix I** The company is offering early-bird bonus perks to each investment tier starting at $1,000. Learn more.

Upcoming Webinars

- **20/20 Final Investor Webinar |** Tuesday, October 27th at 1pm ET
- **Reg A Monthly Webinar |** Thursday, November 5th at 4pm ET

More About Reg A+

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 5/7

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $50mm from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear benefits*:

- Stock owners spend an average of 54% more than non-stock owners
- Investors visit the company website 68% more frequently
- Customers who own shares refer 2x as many people, increasing virality

SeedInvest recently closed its largest round ever when NowRx raised its $20mm Series B round via Regulation A+.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

---

*Data referenced is current as of 2016.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Virtuix, and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix, Gatsby: https://www.seedinvest.com/gatsby

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 6/7

10/20/2020 Circle Internet Financial Inc. Mail - Reg A Rundown | Virtuix Returns & 20 Days Left to Invest in 20/20 on SeedInvest

20/20 GeneSystems, Caliber, Groundfloor, The Good Earth Organics, Inc., Miso Robotics, and Cytonics are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems, Caliber: https://www.seedinvest.com/calibercos, Groundfloor: https://www.seedinvest.com/groundfloor, The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, Miso Robotics: https://www.seedinvest.com/miso.robotics, Cytonics: https://www.seedinvest.com/cytonics

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681104117667483699&simpl=msg-f%3A1681104117667483699 7/7

10/20/2020 Circle Internet Financial Inc. Mail - This Week's Milestones: Virtuix, 20/20 & Miso Robotics

CIRCLE

Sarah Haas <sarah@seedinvest.com>

This Week's Milestones: Virtuix, 20/20 & Miso Robotics

1 message

SeedInvest <contactus@seedinvest.com> Tue, Oct 20, 2020 at 4:25 PM
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

seedinvest

Campaign Milestones



This Week's Milestones | Virtuix, 20/20 & Miso Robotics

A number of our deals reached new milestones this week. Check them out below:

- **Miso Robotics** surpassed $8mm raised and is still accepting investments. Miso Robotics is developing artificially intelligent robots to make food efficiently and consistently. The company is the most raised live deal on SeedInvest.
- **20/20 GeneSystems** surpassed $2.5mm raised and is still accepting investments until it closes its campaign on SeedInvest on Friday, October 30th.

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681103812554669865&simpl=msg-f%3A1681103812554669865 1/3

10/20/2020 Circle Internet Financial Inc. Mail - This Week's Milestones: Virtuix, 20/20 & Miso Robotics

The company is developing and commercializing artificial intelligence-powered diagnostics for cancer & COVID-19.

- **Virtuix** surpassed $1mm within the first week of launching its reservation campaign. Virtuix is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds.

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Miso Robotics, and 20/20 GeneSystems are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Miso Robotics: https://www.seedinvest.com/miso.robotics, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681103812554669865&simpl=msg-f%3A1681103812554669865 2/3

[LOGO]

Virtuix - SeedInvest 10/20/20, 4:53 PM



Website: http://www.virtuix.com

Share:

Reserve a spot in Virtuix

Creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds

$2,639,100	$2.996	$65,000,000
Amount Reserved	Share Price	Pre-Money valuation

RESERVE YOUR SPOT IN VIRTUIX

By making a reservation, you are requesting a spot to invest in Virtuix's upcoming offering. A reservation is non-binding and you may change the amount at any time.

Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A copy of the Preliminary Offering Circular that forms a part of the Offering Statement may be obtained both here and below

Highlights
Overview
The Team
Term Sheet
Investor Perks
Prior Rounds
Market Landscape
Risks & Disclosures
Offering Circular
Data Room
Updates
134 comments
FAQs About Investing
Contact SeedInvest

Company Highlights

- Doubled revenues in FY '20 ending 3/31/2020 and have shipped over 3,500 commercial Omni systems to 45 countries
- Raised over $20 million in capital to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and 4 successful SeedInvest rounds
- Hosted over 1 million plays, with player base growing by over 45% a month on average since March 2019, reaching 60,000 registered players in August 2020
- Built IP portfolio of 14 issued patents and 6 pending patents that cover mechanical design, motion tracking, and game integration
- Management team and advisory board bring over 100 years of gaming and hardware industry experience at notable businesses including Activision, Dave & Busters, and Guitar Hero

Fundraise Highlights

- Total Round Size: US $10,000,000
- Raise Description: Series A-2
- Minimum Investment: US $998 per investor
- Security Type: Preferred Equity
- Pre-Money valuation: US $65,000,000
- Target Minimum Raise Amount: US $1,000,000

"I believe in the Virtuix team and product. Now is the time to bring the popular Omni gaming experience to the home." – Mark Cuban, Virtuix investor

Solving the movement problem

Moving around virtual worlds by pushing buttons on a controller feels unnatural, static, and limiting. To experience true virtual reality ("VR"), you need to walk around virtual worlds as you do in real life – using your own feet. That's why we developed the Omni.

Backed by Mark Cuban and other major investors, the Omni is the first-of-its-kind motion platform that lets players walk and run in 360 degrees inside VR games and other virtual worlds. The Omni's immersive experience takes VR to the next level. The system was even portrayed in Steven Spielberg's *Ready Player One*.

https://www.seedinvest.com/virtuix/series.a.2 Page 1 of 14

Virtuix - SeedInvest 10/20/20, 4:53 PM

What we've achieved so far

Omni Pro, the commercial version of the Omni, and Omni Arena, a multiplayer configuration, have become global entertainment hits. We doubled our revenues last year and have shipped over $10 million worth of product (3,650 systems to 45 countries) to entertainment venues like Dave & Buster's.

Thanks to the Omni's popularity at over 500 venues on 5 continents, we've built a large and devoted player community (1 million plays... and counting).

Introducing Omni One

Last year, in response to demand from Omni fans, we began developing "Omni One," a consumer version of the Omni that's optimized for home use – light, easy to store, and with unmatched freedom of movement (incl. crouching and jumping).

Omni One is a complete entertainment system whose business model includes recurring revenues from monthly subscriptions and game sales. Its online game store sells games developed by Virtuix and top titles licensed from third parties.

Join us

The thrill of walking around inside videogames has blown the minds of players at our commercial venues. We plan to take our success in commercial entertainment and scale it into the home. Join our mission to launch Omni One and bring our popular gaming experience to millions of homes around the world.

Pitch Deck


Omni
By Virtuix
STEP INTO
THE GAME
DOWNLOAD

Gallery



https://www.seedinvest.com/virtuix/series.a.2 Page 2 of 14

Omni One Prototype. A preview of Omni One, showcasing the system’s unmatched freedom of movement including crouching, kneeling, and jumping. Omni One Prototype Media Mentions The Team Founders and Oﬃcers Jan Goetgeluk CHIEF EXECUTIVE OFFICER Jan built the first Omni prototype while working as an investment banker at J.P. Morgan in Houston and New York. Soon after, he left the finance world to commercialize his invention by founding Virtuix. Jan heads multiple functions at Virtuix, including sales and marketing, product management, finance, and overall business strategy. Under his leadership, Virtuix has become a leading hardware innovator and content-creation studio. Jan holds Bachelor and Master of Science degrees in Mechanical Engineering from the University of Ghent in Belgium, and an MBA degree from Rice University in Houston. David Allan PRESIDENT AND COO Before joining Virtuix, David served as vice president of ERP Power, a California hardware startup, where he set up Asian manufacturing operations and helped grow the business to $50 million in sales, 700 employees, and the eventual sale to a private-equity acquirer. Earlier at Flextronics, a Fortune 500 manufacturer, David handled large-scale manufacturing programs serving top-tier customers like Apple and Dell. At Virtuix, David leads the global engineering and operations teams. David speaks fluent Mandarin and divides his time between Taiwan and China. He holds a Bachelor of Applied Science in Systems Design Engineering from the University of Waterloo in Canada.

Investor, VC Investor, VC Investor, VC Investor, VC Investor, VC Investor, VC Investor, VC Investor, VC Director of Engineering Creative Director Doug Shuﬃeld Cameron Slayter Investor, Partner Investor, Strategic Investor, Strategic Mark Cuban Hero Entertainment Leyard Scout Ventures 2020 Ventures Capital Factory Maveron MSR Capital Scentan Ventures Tekton Ventures Walden Woods Holdings WTI Term Sheet Fundraising Description

Virtuix - SeedInvest 10/20/20, 4:53 PM

Round type:	Series A-2
Round size:	US $10,000,000
Minimum investment:	US $998
Target Minimum:	US $1,000,000

Key Terms

Security Type:	Preferred Equity
Share price:	US $2.996
Pre-Money valuation:	US $65,000,000

Use of Proceeds


If Minimum Amount Is Raised
General and Administra...
Sales and Marketing
Research and Develop...


If Maximum Amount Is Raised
General and Administra...
Sales and Marketing
Research and Develop...

Investor Perks

Invest $1,000 to $1,999

You'll receive a 20% discount when buying an Omni One system ($400 discount) or Omni One dev kit ($200 discount). You can transfer this discount as a gift card to friends or family. Investors who order Omni One will be among the first to receive their systems and can participate in our beta program.

Early Bird Bonus:

If you complete your investment in the first week after SEC qualification (estimated Nov. 15), you'll receive an additional 20% off an Omni One system (**total $800 discount**) or Omni One dev kit (total $400 discount). *Make a reservation to ensure you complete your investment in the first week and qualify for the Early Bird Bonus (transferable as a gift card to friends or family).*

Invest $2,000 to $19,999

In addition to a 20% discount on either an Omni One system ($400 discount) or dev kit ($200 discount), you'll receive the following:

- 5 Omni One games of your choice (est. value $200)
- 1 year of Omni Online, Omni One's monthly subscription for online gameplay (est. value $180)

Early Bird Bonus:

If you complete your investment in the first week after SEC qualification (est. Nov. 15), you'll receive an additional 20% off an Omni One system (total $800 discount) or Omni One dev kit (total $400 discount).

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Virtuix - SeedInvest 10/20/20, 4:53 PM

Invest $20,000 to $49,999

You'll receive a free Omni One system or dev kit (transferable as a gift card to friends or family). You'll be among the first to receive your system and can participate in our beta program.

Early Bird Bonus:

If you invest $20,000 or more and complete your investment in the first week after SEC qualification (est. Nov. 15), you'll receive 10 Omni One games of your choice plus 1 year of Omni Online, Omni One's monthly subscription for online gameplay.

Invest $50,000+

You'll receive all benefits of the $20,000 tier (free Omni One system, 10 games, and 1 year of Omni Online) plus a romantic trip for two to Austin, Texas, that includes the following:

- Air travel for two people (within continental U.S.)
- Accommodation in a 5-star hotel for 3 nights (1 room)
- Massage and spa treatment for two
- BBQ lunch or dinner with Virtuix's CEO Jan Goetgeluk
- Visit to Virtuix's office to meet the team

Early Bird Bonus:

If you invest $50,000 or more and complete your investment in the first week after SEC qualification (est. Nov. 15), you'll receive a complimentary VIP dinner at a renowned Austin restaurant.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Prior Rounds

The graph below illustrates the valuation cap or the pre-money valuation of Virtuix's prior rounds by year.


$70000000
$60000000
$50000000
$40000000
$30000000
$20000000
$10000000
$0
Pre-Seed (Preferred)
Seed (Preferred)
Seed (Convertible)
Series A (Preferred)
Other Bridge - 1 (Convertible)
Other Bridge - 2 (Convertible)

This chart does not represent guarantees of future valuation growth and/or declines.

Pre-Seed	
Round Size	US $3,000,000
Closed Date	Apr 7, 2014

Seed	
Round Size	US $3,000,000
Closed Date	Dec 4, 2014

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Virtuix - SeedInvest 10/20/20, 4:53 PM

Security Type	Preferred Equity
Pre-Money valuation	US $6,000,000

Security Type	Preferred Equity
Pre-Money valuation	US $12,000,000

Seed

Round Size	US $879,000
Closed Date	May 6, 2015
Security Type	Convertible Note
Valuation Cap	US $18,000,000

Series A

Round Size	US $7,329,000
Closed Date	Mar 22, 2016
Security Type	Preferred Equity
Pre-Money valuation	US $35,000,000

Other

Round Size	US $3,000,000
Closed Date	May 1, 2018
Security Type	Convertible Note
Valuation Cap	US $50,000,000

Other

Round Size	US $3,000,000
Closed Date	Apr 16, 2020
Security Type	Convertible Note
Valuation Cap	US $60,000,000

Market Landscape


$7 000 000 000
$6 000 000 000
$5 000 000 000
$4 000 000 000
$3 000 000 000
$2 000 000 000
$1 000 000 000
$0
2016
2017
2018
2019

Consumer virtual reality market size (worldwide)

Omni Pro & Omni Arena

According to IBISWorld, a market research firm, the U.S. alone has more than 8,000 entertainment centers that offer attractions such as laser tag and go-karting, representing a $1.2 billion market for Omni Pro and Omni Arena.

Although the COVID-19 pandemic delayed Omni Arena installations, only one order was canceled. Sales are recovering and installations have resumed.

By 2022, Virtuix projects reaching 150 Omni Arena installations and 1.1 million registered players. **This large player community, together with an install base of thousands of Omni Pro systems in 45 countries, provide a direct and low-cost sales channel for Omni One.**

(See Data Room for the assumptions underlying these projections.)

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Omni One Virtuix defines Omni One’s serviceable market as households who have annual incomes of at least $50,000, who own a gaming device already, and who would consider buying Omni One at $1,995. Based on Virtuix’s primary research data, Virtuix estimates that 14 million such households exist in the U.S. alone. Virtuix aims to rapidly expand Omni One sales to international markets, particularly China and Europe. To make Omni One a global entertainment hit, Virtuix will follow a 4-pronged strategy: 1) win over “VR enthusiasts,” the early adopters who have historically embraced the Omni experience; 2) gain rapid traction by selling Omni One to Virtuix’s large and devoted community of out-of-home players; 3) leverage the viral reach of Omni content by using influencers and digital marketing to acquire Omni One’s target customers at low cost; and 4) after gaining initial traction, publish AAA gaming content (well-known game titles like “Call of Duty”) to expand Omni One’s appeal and drive mass-market adoption. Consumer trends are in Omni One’s favor. COVID-19 has boosted worldwide demand for at-home entertainment and fitness products. Risks and Disclosures The company has a limited operating history upon which you can evaluate its performance, and has not yet generated profits. Accordingly, the company’s prospects must be considered in light of the risks that any new company encounters. Virtuix was incorporated under the laws of the State of Delaware on December 20, 2013, and it has not yet generated sustained profits. The likelihood of its creating a viable business must be considered in light of the problems, expenses, diﬃculties, complications, and delays frequently encountered in connection with the growth of a business, its operation in a competitive industry, and the continued development of its technology and products. The company anticipates that its operating expenses will increase for the near future, and there is no assurance that it will be profitable in the near future. You should consider the business, operations, and prospects in light of the risks, expenses, and challenges faced as an emerging growth company. The company anticipates initially sustaining operating losses. It is anticipated that the company will initially sustain operating losses. Virtuix’s ability to become profitable depends on success in licensing and selling of products. There can be no assurance that this will occur. Unanticipated problems and expenses are often encountered in oﬀering new products, such as the Omni One, which may impact whether the company is successful. Furthermore, the company may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, regulatory requirements and changes to such requirements, or other unforeseen diﬃculties. There can be no assurance that the company will ever become profitable. If the company sustains losses over an extended period of time, it may be unable to continue in business. The company depends on one primary product. The company’s primary product is the Omni, which comes in Omni Pro and Omni Arena configurations. Although the company is developing other products, for example Omni One, the company’s survival in the near term depends its ability to sell its primary product to suﬃcient commercial customers to make a profit. The company’s current base of commercial customers is still small, and the company will only succeed if it can attract more customers for its primary product. The delivery and quality of the company's primary product is dependent on third-party manufacturers. The company’s primary product is manufactured by third parties. Although the company provides the product’s design, specifications, and quality standards, to meet the required quality standards it relies on a supply chain of 3 contract manufacturers in China, who assemble the final product, and approximately 50 manufacturers in China, Taiwan, and the U.S. who supply raw materials and components. Diﬃculties encountered by one or more manufacturers may result in a poor-quality product or the inability to deliver product in a timely manner. If the current manufacturers encounter diﬃculties, the company may be required to find other manufacturers, resulting in delays. The technology for the company’s newest product, Omni One, is not yet fully developed, and there is no guarantee that it will successfully develop the technology. The company is developing complex technology for at-home use that will require significant technical expertise to develop and commercialize. If the company is unable to successfully develop and commercialize its technology and products, its viability as a business might be significantly aﬀected. The company may not be able to protect its intellectual property. The company's success will depend on its ability to secure additional patent protection for its core technologies and ability to enforce those patents. The patent applications that are pending may not result in issued patents. If any patent application results in an issued patent, that patent may later be invalidated or held unenforceable as patent law changes. Further, the outsourcing of the manufacture of the company’s product may result in the unauthorized exposure of its intellectual property. If the company cannot raise suﬃcient funds, it will not succeed. Virtuix is oﬀering Series A-2 Preferred Stock in the amount of 3,337,783 shares of Preferred Stock and up to $10 million in this oﬀering on a best-eﬀorts basis and may not raise the complete amount. Even if the maximum amount is raised, the company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, it may not survive. If the company raises a substantially lesser amount than the Maximum Raise, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.” The company’s future success is dependent on the continued service of a small executive management team. The company depends on the skill and experience of two individuals, Jan Goetgeluk and David Allan. Each has a diﬀerent skill set. The company’s success is dependent on their ability to manage all aspects of the business eﬀectively. Because the company is relying on its small executive management team, it lacks certain business development resources that may hurt its ability to grow its business. Any loss of key members of the executive team could have a negative impact on the company’s ability to manage and grow its business eﬀectively. The company does not maintain a key person life insurance policy on any of the members of its senior management team. As a result, the company would have no way to cover the financial loss if it were to lose the services of its directors or oﬃcers. New competitors may enter the market. The company operates in a relatively new market and the competitive landscape is not yet clear. New competitors may enter the market with an expanded range of products at a lower cost, targeting the same customer base, which may force the company to cut prices. Competitors may be able to call upon more resources than the company. While the company believes that the Omni is unique, there may be other ways to provide for 360-degree movement and interaction for virtual reality. Additionally, competitors may replicate Virtuix's business ideas and produce directly competing products, possibly without having to rely on outsourced manufacturing. These competitors may be better capitalized than Virtuix, which would give them a significant advantage. This would particularly be the case if major technology companies were to enter the market. Virtuix could be adversely aﬀected by product liability, personal injury, or other health and safety issues. The company could be adversely impacted by the supply of defective products. Defective products or errors in the company’s technology could lead to serious injury or death. Product liability or personal injury claims may be asserted against the company with respect to any of the products it supplies or services it provides. Virtuix is also liable for harms caused by any faults in raw materials or products supplied by third-party manufacturers and suppliers that it utilizes. It is the company’s responsibility to maintain a quality management system and to audit its suppliers to ensure that products supplied to the company meet proper standards. Should a product or other liability issue arise, the coverage limits under insurance programs and the indemnification amounts available to the company may not be adequate to protect it against claims and judgments. The company also may not be able to maintain such insurance on acceptable terms in the future. The company could suﬀer significant reputational damage and financial liability if it experiences any of the foregoing health and safety issues or incidents, which could have a material adverse eﬀect on its business operations, financial condition, and results of operations. All of the company’s assets, including intellectual property, are pledged as collateral to a lender. Pursuant to the Loan and Security Agreement dated November 12, 2018 and the IP Security Agreement dated November 12, 2018 between the following parties: Virtuix Holdings, Inc., Virtuix Inc., Virtuix Manufacturing Ltd., and Venture Lending and Leasing VIII and Venture Lending and Leasing IX, Inc., the company has granted a security interest in all of its personal property and intellectual property, whether it exists as of November 12, 2018 or is later acquired. In the event the company is in an Event of Default (as defined by the Loan and Security Agreement), or breaches any warranty or agreement made in the Loan and Security Agreement and does not cure the breach within 30 days, the lender could acquire all of the company’s assets, including all of its intellectual property. A portion of the proceeds from the Oﬀering will be used for the repayment of existing debt of the company and not used to further invest in its operations. The company intends to use a portion of the proceeds of the Oﬀering to repay existing subordinated promissory notes that have been issued by the company. As such, those funds will not be used to further invest in its operations, but will go to pay oﬀ the outstanding balance from previous financing by the company, which has already been put towards the company’s operations. The company’s consolidated financial statements include a going concern opinion. The company’s consolidated financial statements were prepared on a “going concern” basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company's ability to continue as a going concern. The company has not generated profits since inception, has negative cash flows from operations, has sustained net losses of $3,580,222 and $2,672,623 for the years ended March 31, 2020 and 2019, respectively, has an accumulated deficit of $21,388,253 as of March 31, 2020, has a working capital deficit of $3,941,594 as of March 31, 2020, and lacks liquid assets to satisfy its obligations as they come due with $152,376 of cash as of March 31, 2020. These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued. The company discovered a material weakness in its internal controls over financial reporting, and has since undertaken a restatement of its financial statements for the year ended March 31, 2019, which have not been widely distributed. The company has undertaken a restatement of its financial statements for the year ended March 31, 2019, which have not been previously filed with the SEC or otherwise widely distributed, in connection with certain errors detected in applying certain accounting principles. In connection with these errors, company management has determined and its independent auditor has reported to the company, that a material weakness existed in internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The weakness identified is insuﬃcient controls over the recording and disclosure of its financial transactions to detect and correct material misstatements to its financial statements in a timely manner. Actions are currently being implemented to remediate the material weaknesses, including implementing a more thorough review and documentation process. Tax and accounting rules for our subsidiary operating in mainland China diﬀer from those of the company's parent entity and Hong Kong based subsidiary. Virtuix Manufacturing (Zhuhai) Co., Ltd. (“VML_ZH”) is a subsidiary of the company registered in Zhuhai, Guangdong, China that was formed to sell products to Chinese customers and transact CNY-denominated business with Chinese suppliers. Under the People’s Republic of China Enterprise Income Tax Law, enterprise income tax is collected from companies on a quarterly basis, and is based on the net income companies obtain while exercising their business activity, normally during one business year. The standard tax rate is 25%. The company will be required to account for this tax treatment throughout the year, which may impact the presentation of our financial results. Further, in a traditional parent-subsidiary company relationship, cash generated by the subsidiary would be able to freely flow up to the parent. However, currency controls applicable to VML_ZH prevent that movement of cash, which the company will need to account for in the presentation of our financial results. Adverse changes in economic and political policies in China, or Chinese laws or regulations could have a material adverse eﬀect on business conditions and the overall economic growth of China, which could adversely aﬀect the company's business. The Chinese economy diﬀers from the economies of other countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Despite reforms, the government continues to exercise significant control over China’s economic growth by way of the allocation of resources, control over foreign currency-denominated obligations and monetary policy and provision of preferential treatment to particular industries or companies. In addition, the laws, regulations and legal requirements in China, including the laws that apply to wholly foreign-owned enterprise, or “WFOE”, are subject to frequent changes. The interpretation and enforcement of such laws is uncertain. Protections of intellectual property rights and confidentiality in China may not be as eﬀective as in the U.S. or other countries or regions with more developed legal systems. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any adverse changes to these laws, regulations and legal requirements or their interpretation or enforcement could have a material adverse eﬀect on our business. Furthermore, while China’s economy has experienced rapid growth in the past 20 years, growth has been uneven across diﬀerent regions, among various economic sectors and over time. China has also in the past and may in the future experience economic downturns due to, for example, government austerity measures, changes in government policies relating to capital spending, limitations placed on the ability of commercial banks to make loans, reduced levels of exports and international trade, inflation, lack of financial liquidity, stock market volatility and global economic conditions. Any of these developments could contribute to a decline in business and consumer spending in addition to other adverse market conditions, which could adversely aﬀect our business. The company has previously issued secured debt. The company has an outstanding loan with a balance of $350,000 as of July 1, 2020, secured by a pledge of 2,000,000 shares of the Common Stock of Virtuix Inc. and the intellectual property of the company as collateral for the loan. In the event of default on repayment of this loan, the lender may take possession and sell the collateral to satisfy the company’s obligations under the loan. The company’s results of operations may be negatively impacted by the coronavirus outbreak. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Eﬀorts to contain the spread of COVID-19 have intensified, and the U.S., Europe, and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely aﬀected and could continue to aﬀect the global economy, resulting in an economic downturn that could negatively impact the value of the shares and investor demand for the shares generally. The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase the company’s cost of capital and adversely aﬀect its ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely aﬀect Virtuix’s business, results of operations, or financial condition. The extent to which COVID-19 aﬀects the company’s financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse eﬀects on general commercial activity and the world economy, and the company’s business and results of operations could be adversely aﬀected to the extent that COVID-19 or any other pandemic harms the global economy generally. *Please refer to Preliminary Oﬀering Circular for full list of Risk Factors

Virtuix - SeedInvest 10/20/20, 4:53 PM

General Risks and Disclosures

Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company which can be found in this company profile and the documents in the data room below.

Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for these shares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt.

The Company may not pay dividends for the foreseeable future. Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events — through continuing disclosure that you can use to evaluate the status of your investment.

Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds.

Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud.

Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital firms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the benefit of such professional investors.

Representatives of SI Securities, LLC are affiliated with SI Advisors, LLC ("SI Advisors") Representatives of SI Securities, LLC are affiliated with SI Advisors, LLC ("SI Advisors"). SI Advisors is an exempt investment advisor that acts as the General Partner of SI Selections Fund I, L.P. ("SI Selections Fund"). SI Selections Fund is an early stage venture capital fund owned by third-party investors. From time to time, SI Selections Fund may invest in offerings made available on the SeedInvest platform, including this offering. Investments made by SI Selections Fund may be counted towards the total funds raised necessary to reach the minimum funding target as disclosed in the applicable offering materials.

Virtuix's Preliminary Offering Circular

The offering circular is the legal document filed with the SEC for a Regulation A offering and provides facts that an investor needs to make an informed investment decision. The offering circular includes an overview of company and company's business, historical financials and capitalization, and key risk factors.

Download Virtuix's Preliminary Offering Circular here.

Data Room

NAME	LAST MODIFIED	TYPE
Financials (1 file)	May 26, 2020	Folder
Fundraising Round (1 file)	May 26, 2020	Folder
Miscellaneous (5 files)	May 26, 2020	Folder

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Virtuix Deal Updates October 13 Virtuix's First Investor Webinar | Tuesday, October 20th at 4pm ET Watch here: https://attendee.gotowebinar.com/register/7417236581549403662 0 ❤ Join the Conversation Sign up or log in to join the discussion. Trey L. · 16 hrs Hello, If we invest do we get stock or shares in this correct? Did you find this comment... Helpful 0 Unhelpful 0 Jan G. · Team Member · 7 hrs 0 Hi Trey, Thank you for reaching out! Yes, that is correct. You will receive preferred stock, which have preferred terms over common stock (these are the same shares that, for example, Mark Cuban owns). Hope this helps. Let me know if I can answer any additional questions. Best regards, Jan Mohamed H. · 3 days

Hi, Apologies if i missed it-is this available to investors in UK and would you be able to deliver the early bird oﬀers to customers / investors in the UK ? Did you find this comment... Helpful 0 Unhelpful 0 Jan G. · Team Member · 3 days 0 Hi Mohamed, Thank you for reaching out! Yes, this is available to investors worldwide, and Omni One will ship internationally (including the early bird oﬀers). Hope this helps! Let me know if I can answer any additional questions? Best regards, Jan Shane A. · 4 days Hi Jan, I am a member of the VR community and followed your company since your Kickstarter. I have a question: A guy called Ben Drakes (aka “sutekiB” or “VR Cat”) comments on any articles or posts online, that are related to Virtuix. While the community is predominately negative about the Omni since years, Ben is pretty much the only one commenting positively. He is listed as “Sales Manager at Virtuix” on LinkedIn (https://i.imgur.com/WsX9OjT.jpg) and you call him “community manager” on your own website (https://i.imgur.com/dtFpLbD.jpg). Everyone knows that he is part of Virtuix. Just read the comments of this recent article: https://www.roadtovr.com/virtuix-omni-one-vr-treadmill-investment/ Now, it seems Ben Drakes is also posting on this investment board (below). Is that actually legal (without disclosure)? In case it’s legal, don’t you think it is a bit shady not to disclose this person’s relation as your sales manager or community manager? Did you find this comment... Helpful 2Unhelpful 0 Jan G. · Team Member · 4 days 0Hi Shane, Thank you for reaching out! First, let me clarify that I only see the first name and initial of each investor posting on this forum, so I didn’t make the connection between Ben D. and the person you mentioned. The person you mentioned, Ben Drakes, hasn’t been on our company’s payroll for over 3 years. After we pivoted to the commercial market in 2016, we no longer needed a community manager. We currently have a sales team selling Omni Arena to entertainment venue operators, and this person is certainly not a part of that team, either. I do know that Ben invested in our company in 2016 and he also has an Omni he uses frequently for his YouTube channel. Thus, if he’s posting on VR forums, I suspect he does so in his capacity as an investor and a fan of our product. Let me address the disappointment of some in the VR community. I understand and sympathize with your sentiment. Many backed our Kickstarter campaign in 2013. At that time, we were starting from scratch, and the VR market landscape was changing rapidly. In 2016, to survive the slow growth of the consumer VR market in those early years, we decided to pivot to the commercial market. This was a diﬃcult decision for us, and especially for me personally, since I was deeply entrenched in the VR community. However, that decision was prescient and saved our company. We also did what was right. We refunded all Kickstarter backers with a 3% interest rate (yes, with interest). Unfortunately, to this day, some early fans remain bitter and disappointed that they never received their Omni system, or if they did receive an early system, that we weren’t able to continue consumer support. I respect and understand that sentiment, and we have to live with that legacy. It was a diﬃcult but necessary decision, and again, we issued refunds with interest to all. Fortunately, the success of this SeedInvest campaign underscores how many VR enthusiasts and members of our community are excited about what we do and how we move VR forward. We’re no longer a “Kickstarter campaign.” We shipped over $10 million worth of product, nearly 4,000 commercial Omni Pro systems to 45 countries. Both Omni Pro and Omni Arena have become global entertainment hits. Our players love the Omni experience. The “data room” on this page includes the results of a survey filled out by more than 11,000 Omni Arena players; 97% report they want to play again, and satisfaction rating is 9.3/10. The success of our commercial products and the excitement of our large and devoted player community is one of the main drivers of the success of this SeedInvest campaign. I realize we may have lost the sympathy of some of our 2013 backers, which I regret. But I hope they, too, can become excited again when we bring Omni One to market, our best Omni yet. I hope this helps! Feel free to reach out to me at any time if I can answer any questions or if I can be of any other help. Best regards, Jan View More Posts

Virtuix - SeedInvest 10/20/20, 4:53 PM

Frequently Asked Questions

About Reg A Offerings

What does it mean that the SEC has qualified this offering?

"The SEC has qualified this offering" means the SEC has permitted Virtuix to offer for sale the securities described in the Offering Circular to investors such as you. The SEC is not judging the merits, accuracy, or completeness of the offering and information in the Offering Circular.

Making an Investment in Virtuix

How does investing work?

When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by Virtuix. Once Virtuix accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to Virtuix in exchange for your securities. At that point, you will be a proud owner in Virtuix.

What is the difference between preferred equity and a convertible note?

Preferred equity is usually issued to outside investors and carries rights and conditions that are different from that of common stock. For example, preferred equity may include rights that prevent or minimize the effects of dilution or grants special privileges in situations when the company is sold.

A *convertible note* is a unique form of debt that converts into equity, usually in conjunction with a future financing round. The investor effectively loans money to a startup with the expectation that they will receive equity in the company in the future at a discounted price per share when the company raises its next round of financing.

To learn more about startup investment types check out "How to Choose a Startup Investment" in our academy.

What will I need to complete my investment?

To make an investment, you will need the following information readily available:

1. Personal information such as your current address and phone number
2. Employment and employer information
3. Net worth and income information
4. Social Security Number or passport
5. ABA bank routing number and checking account number (typically found on a personal check or bank statement)

What if I change my mind about investing?

Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your securities have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, please go to your portfolio page by clicking your profile icon in the top right corner.

After My Investment

How can I sell my securities in the future?

Currently there is no market or liquidity for these securities. Right now Virtuix does not plan to list these securities on a national exchange or another secondary market. At some point Virtuix may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when Virtuix either lists their securities on an exchange, is acquired, or goes bankrupt.

How do I keep track of this investment?

You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement.

Other General Questions

What is this page about?

This is Virtuix's fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the Virtuix's Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about Virtuix's fundraise that you should review before investing.

What are the risks of this investment?

This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. In addition to these risks, you should carefully consider the specific information

https://www.seedinvest.com/virtuix/series.a.2 Page 13 of 14

Virtuix - SeedInvest 10/20/20, 4:53 PM

and risks disclosed in Virtuix's profile and Offering Circular.

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10/20/2020 Circle Internet Financial Inc. Mail - RSVP | Six Upcoming Webinars

CIRCLE

Sarah Haas <sarah@seedinvest.com>

RSVP | Six Upcoming Webinars

1 message

SeedInvest <events@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Oct 20, 2020 at 4:33 PM

seedinvest Upcoming Webinars

Hi Sarah,

We're excited to invite you to six upcoming webinars. Tune in for the opportunity to hear from companies and ask questions to management. Register via the links below.

- **Virtuix's First Webinar** | Tuesday, October 20th at 4pm ET
- **Arcade's Final Webinar** | Wednesday, October 21st at 4pm ET
- **October Digital Demo Day** | Thursday, October 22nd at 4pm ET
- **20/20 GeneSystems' Final Webinar** | Tuesday, October 27th at 1pm ET
- **Accredited October Digital Demo Day** | Wednesday, October 28th at 4pm ET
- **November Reg A+ Webinar** | Thursday, November 5th at 4pm ET

Regards,

The SeedInvest Team

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to

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10/20/2020 Circle Internet Financial Inc. Mail - RSVP | Six Upcoming Webinars

stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Arcade is offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: Arcade: https://www.seedinvest.com/arcade

20/20 GeneSystems is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back & Successfully-Funded Deal Closing Tonight

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Virtuix is Back & Successfully-Funded Deal Closing Tonight

1 message

SeedInvest <newsletter@seedinvest.com> Tue, Oct 20, 2020 at 4:10 PM
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

seedinvest

Weekly Deal Newsletter

Closing Tonight

HUMANLY



Successfully-funded recruiting platform Humanly closing tonight at 11:59pm ET

- Grew monthly recurring revenue 279% from December 2019 to June 2020, reaching $19.9k of total monthly recurring revenue
- Participated in the Y Combinator accelerator in early 2020 and received an investment from their fund

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681102873314388538&simpl=msg-f%3A1681102873314388538 1/6

The campaign is successfully funded and still accepting investments until it closes tonight, Friday, October 9th at 11:59pm ET. INVEST IN HUMANLY Now Accepting Investments Good Earth Organics | Premium certiﬁed organic potting soils & nutrients for toxin-free cannabis and hemp plants Company is proﬁtable and grew revenue 43% in 2019 to over $3mm The management team and owners are graduates of Stanford, Harvard, Harvard Business School, and Northwestern's Kellogg School of Management and have decades of experience in private equity and building companies Learn More Elly Health | Empathetic audio companion for people impacted by cancer

10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back & Successfully-Funded Deal Closing Tonight

- Notable investors include Google, JumpStart Foundry, StartUp Health and Nex Cubed
- Establishing research collaborations with Ochsner, Duke, and Cedars-Sinai to conduct implementations and clinical studies in 2020

Learn More

Now Accepting Reservations



Virtuix | Creator of Omni, an omni-directional treadmill allowing users to walk and run inside video games

- Doubled revenues in FY ’20 ending March 31, 2020 and have shipped over 3,500 commercial Omni systems to 45 countries
- Raised over $20mm in capital to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and 4 successful SeedInvest rounds
- Hosted over 1mm plays, with player base growing by over 45% a month on average since March 2019, reaching 60k registered players in August 2020

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681102873314388538&simpl=msg-f%3A1681102873314388538 3/6

10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back & Successfully-Funded Deal Closing Tonight

RESERVE

Upcoming Webinars

- **October Digital Demo Day** | Thursday, October 22nd at 4pm ET
- **20/20 Genesystems Final Webinar** | Tuesday, October 27th at 1pm ET
- **October Digital Demo Day (Accredited)** | Wednesday, October 28th at 4pm ET
- **November Reg A+ Webinar** | Thursday, November 5th at 4pm ET

SeedInvest Promotions & Perks

- Frame I To reward investors for investing early, the company has elected to raise via SWIFT Financing. Today, October 9th, at 11:59pm ET is the last day investors will benefit from a 10% discount to the valuation cap. **Learn more.**
- SeeMe I To reward investors for investing early, the company has elected to raise via SWIFT Financing. Today, October 9th, at 11:59pm ET is the last day investors will benefit from a 10% discount to the valuation cap. **Learn more**.
- Gatsby I All investors who reserve shares and later purchase their reserved shares will receive the next tier up of perks. **Learn more**.
- Virtuix I All investors who reserve shares and later purchase their reserved shares will receive bonus perks based on their ultimate investment size. **Learn more**.

---

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10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back & Successfully-Funded Deal Closing Tonight

SeedInvest Auto Invest

Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here.

Refer an Entrepreneur

Know an entrepreneur who would be a great fit to raise on SeedInvest? Refer an entrepreneur to the SeedInvest team here.

Browse all deals. Learn more about all of our investment opportunities.

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

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10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back & Successfully-Funded Deal Closing Tonight

Elly, Frame, and SeeMe are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Elly: https://www.seedinvest.com/elly, Frame: https://www.seedinvest.com/frame, SeeMe: https://www.seedinvest.com/seeme

The Good Earth Organics, Inc., and 20/20 GeneSystems are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Virtuix, and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix, Gatsby: https://www.seedinvest.com/gatsby

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

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10/20/2020 Circle Internet Financial Inc. Mail - Sneak Peak: Virtuix's New Round & Early Bird Perks

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Sneak Peak: Virtuix's New Round & Early Bird Perks

1 message

SeedInvest <deals@seedinvest.com> Tue, Oct 20, 2020 at 4:10 PM
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

seedinvest

Now Accepting Reservations

Hi Sarah,

We are excited to reintroduce Virtuix, our latest Reg A+ reservation campaign. The company, which successfully raised on SeedInvest four previous times, is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds. **We are excited to give you a private first look into Virtuix's reservation campaign before the public launch on Wednesday, October 7th.**

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch as it awaits SEC qualification. A reservation is non-binding and you may cancel at any time.

LEARN MORE

Early Bird Investor Perks

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681102844831934550&simpl=msg-f%3A1681102844831934550 1/2

Virtuix is offering bonus investor perks to individuals that reserve shares and then purchase their reserved shares. Perks include discount off of the Omni One system, free games, and more. Please note discounts are transferrable to family and friends. Learn more here. Questions? Email us. We're happy to help. You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

Sarah Haas <sarah@seedinvest.com> Virtuix is Back & Successfully-Funded Deal Closing Tonight 1 message SeedInvest <newsletter@seedinvest.com>Tue, Oct 20, 2020 at 4:10 PM Reply-To: contactus@seedinvest.com To: sarah@seedinvest.com Weekly Deal Newsletter Closing Tonight Successfully-funded recruiting platform Humanly closing tonight at 11:59pm ET Grew monthly recurring revenue 279% from December 2019 to June 2020, reaching $19.9k of total monthly recurring revenue Participated in the Y Combinator accelerator in early 2020 and received an investment from their fund

The campaign is successfully funded and still accepting investments until it closes tonight, Friday, October 9th at 11:59pm ET. INVEST IN HUMANLY Now Accepting Investments Good Earth Organics | Premium certiﬁed organic potting soils & nutrients for toxin-free cannabis and hemp plants Company is proﬁtable and grew revenue 43% in 2019 to over $3mm The management team and owners are graduates of Stanford, Harvard, Harvard Business School, and Northwestern's Kellogg School of Management and have decades of experience in private equity and building companies Learn More Elly Health | Empathetic audio companion for people impacted by cancer

Notable investors include Google, JumpStart Foundry, StartUp Health and Nex Cubed Establishing research collaborations with Ochsner, Duke, and Cedars-Sinai to conduct implementations and clinical studies in 2020 Learn More Now Accepting Reservations Virtuix | Creator of Omni, an omni-directional treadmill allowing users to walk and run inside video games Doubled revenues in FY ’20 ending March 31, 2020 and have shipped over 3,500 commercial Omni systems to 45 countries Raised over $20mm in capital to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and 4 successful SeedInvest rounds Hosted over 1mm plays, with player base growing by over 45% a month on average since March 2019, reaching 60k registered players in August 2020

RESERVE Upcoming Webinars October Digital Demo Day | Thursday, October 22nd at 4pm ET 20/20 Genesystems Final Webinar | Tuesday, October 27th at 1pm ET October Digital Demo Day (Accredited) | Wednesday, October 28th at 4pm ET November Reg A+ Webinar | Thursday, November 5th at 4pm ET SeedInvest Promotions & Perks Frame | To reward investors for investing early, the company has elected to raise via SWIFT Financing. Today, October 9th, at 11:59pm ET is the last day investors will beneﬁt from a 10% discount to the valuation cap. Learn more. SeeMe | To reward investors for investing early, the company has elected to raise via SWIFT Financing. Today, October 9th, at 11:59pm ET is the last day investors will beneﬁt from a 10% discount to the valuation cap. Learn more. Gatsby | All investors who reserve shares and later purchase their reserved shares will receive the next tier up of perks. Learn more. Virtuix | All investors who reserve shares and later purchase their reserved shares will receive bonus perks based on their ultimate investment size. Learn more.

SeedInvest Auto Invest Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here. Refer an Entrepreneur Know an entrepreneur who would be a great ﬁt to raise on SeedInvest? Refer an entrepreneur to the SeedInvest team here. Browse all deals. Learn more about all of our investment opportunities. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conﬁrmation emails and all other transactional emails related to activities on your account. SeedInvest’s selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Elly, Frame, and SeeMe are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has ﬁled a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Elly: https://www.seedinvest.com/elly, Frame: https://www.seedinvest.com/frame, SeeMe: https://www.seedinvest.com/seeme The Good Earth Organics, Inc., and 20/20 GeneSystems are offering securities through the use of an Offering Statement that has been qualiﬁed by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems Virtuix, and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualiﬁcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix, Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

Sarah Haas <sarah@seedinvest.com> New Reg A | Virtuix - Immersive & Active Gaming 1 message SeedInvest <deals@seedinvest.com>Tue, Oct 20, 2020 at 4:26 PM Reply-To: contactus@seedinvest.com To: sarah@seedinvest.com New Reg A Now Accepting Reservations Virtuix | Creator of Omni entertainment system Virtuix is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds. Campaign highlights include: Doubled revenues in FY ’20 ending 3/31/2020 and have shipped over 3,500 commercial Omni systems to 45 countries

10/20/2020 Circle Internet Financial Inc. Mail - New Reg A | Virtuix - Immersive & Active Gaming

- Raised over $20mm to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and four successful SeedInvest rounds
- Built IP portfolio of 14 issued patents and 6 pending patents that cover mechanical design, motion tracking, and game integration
- Management team and advisory board bring 100+ years of gaming and hardware industry experience at notable businesses including Activision, Dave & Busters, and Guitar Hero

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch as it awaits SEC qualification. **Additionally, all investors who reserve shares and purchase their reserved shares will receive bonus perks starting at $1,000.** A reservation is non-binding and you may cancel at any time.

RESERVE SHARES

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permthid=thread-f%3A1681103895324360993&simpl=msg-f%3A1681103895324360993 2/3 obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualiﬁed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been ﬁled with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

Sarah Haas <sarah@seedinvest.com> Virtuix is Back, 20/20 Closing Soon & Two Deals Launch 1 message SeedInvest <newsletter@seedinvest.com>Tue, Oct 20, 2020 at 4:10 PM Reply-To: contactus@seedinvest.com To: sarah@seedinvest.com Weekly Deal Newsletter Now Accepting Investments Good Earth Organics | Premium certiﬁed organic potting soils & nutrients for toxin-free cannabis and hemp plants Company grew revenue 43% in 2019 to over $3mm The management team and owners are graduates of Stanford, Harvard, Harvard Business School, and Northwestern's Kellogg School of Management and have decades of experience in private equity and building companies Learn More

10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back, 20/20 Closing Soon & Two Deals Launch

Elly Health | Empathetic audio companion for people impacted by cancer

- Notable investors include Google, JumpStart Foundry, StartUp Health and Nex Cubed
- Establishing research collaborations with Ochsner, Duke, and Cedars-Sinai to conduct implementations and clinical studies in 2020

Learn More

Now Accepting Reservations



Virtuix | Creator of Omni, an omni-directional treadmill allowing users to walk and run inside video games

- Doubled revenues in FY ’20 ending March 31, 2020 and have shipped over 3,500 commercial Omni systems to 45 countries
- Raised over $20mm in capital to date from Mark Cuban, 12 venture funds including Maveron and Scout Ventures, and 4 successful SeedInvest rounds
- Hosted over 1mm plays, with player base growing by over 45% a month on average since March 2019, reaching 60k registered players in August 2020

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10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back, 20/20 Closing Soon & Two Deals Launch

RESERVE SHARES

Closing Soon


COVID-19
RT-qPCR kit
for specific
detection of
SARS-CoV-2

20/20 ending SeedInvest campaign on October 30th

20/20 GeneSystems' campaign on SeedInvest will end on Friday, October 30th —22 days from today. This will be the last chance to invest in the company on SeedInvest.

Since 20/20 launched its campaign, the company has raised more than $2.5mm from over 1,000 investors. The company is developing and commercializing artificial intelligence-powered diagnostics for cancer & COVID-19.

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Upcoming Webinars

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10/20/2020 Circle Internet Financial Inc. Mail - Virtuix is Back, 20/20 Closing Soon & Two Deals Launch

- **October Digital Demo Day** | Thursday, October 22nd at 4pm ET
- **20/20 GeneSystems Final Webinar** | Tuesday, October 27th at 1pm ET
- **November Reg A+ Webinar** | Thursday, November 5th at 4pm ET

SeedInvest Promotions & Perks

- Frame I To reward investors for investing early, the company has elected to raise via SWIFT Financing. Today, October 9th, at 11:59pm ET is the last day investors will benefit from a 10% discount to the valuation cap. **Learn more.**
- SeeMe I To reward investors for investing early, the company has elected to raise via SWIFT Financing. Today, October 9th, at 11:59pm ET is the last day investors will benefit from a 10% discount to the valuation cap. **Learn more**.
- Gatsby I All investors who reserve shares and later purchase their reserved shares will receive the next tier up of perks. **Learn more**.
- Virtuix I All investors who reserve shares and later purchase their reserved shares will receive bonus perks based on their ultimate investment size. **Learn more**.

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Virtuix, and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix, Gatsby: https://www.seedinvest.com/gatsby

Elly, Frame, and SeeMe are offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Elly: https://www.seedinvest.com/elly, Frame: https://www.seedinvest.com/frame, SeeMe: https://www.seedinvest.com/seeme

The Good Earth Organics, Inc., and 20/20 GeneSystems are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this

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message you are hereby notiﬁed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any ﬁnancial product. Investments are offered only via deﬁnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afﬁliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

STEP INTO THE GAME

DISCLAIMER THE COMPANY IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: VIRTUIX HOLDINGS INC. +1 (512) 947-9020 1826 KRAMER LANE, SUITE H, AUSTIN TX 78758, USA OR AT https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001606242&owner=include&count=40 THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS. 2

COMPANY SNAPSHOT Headquartered in Austin, Texas Developed “Omni” an omni-directional treadmill that lets players walk and run inside popular games and virtual worlds Shipped over $10 million worth of product 3,650 Omni systems to 45 countries (mainly to enterprise and out-of-home entertainment customers including Dave & Buster’s and Sky Zone) Became a global entertainment hit with a large and fanatical player community (1 million plays… and counting) In 2019, began developing a consumer version to deliver the Omni’s immersive and active gameplay to the home market “We aim to become the Peloton for gamers and bring our popular gaming experience to millions of homes around the world.” Jan Goetgeluk, Virtuix CEO 3

OMNI PROOMNI ARENAOMNI ONE COMING 2H 2021 Commercial version ruggedized for continuous, high-intensity use Multiplayer esports attraction featuring 4 Omni Pro systems Consumer version optimized for home use PRODUCT SNAPSHOT 4

IMMERSIVE AND ACTIVE GAMING. FOR ALL AGES. 5

WE’VE SOLD OVER $10 MILLION WORTH OF HARDWARE AND SHIPPED 3,650 OMNI SYSTEMS TO DATE 2013 Debuted original Omni on Kickstarter (targeted $100K but collected $1.1MM) 2013-2015 Conducted R&D and presales Presold Kickstarter edition to over 5,000 enthusiasts for $500-$700 (headset & PC not included) Developed underlying Omni technology, including proprietary motion sensor algorithms and patented mechanical design 2016 Started manufacturing Omni Pro Switched to commercial market, increasing average selling price to $5,000 Set up distributors in 22 countries covering U.S., Asia, and Europe Sold Omni Pro systems to over 500 entertainment venues in 45 countries 2017 Launched Omniverse game platform Created closed, secure game platform that charges venues per minute of gameplay Published 23 VR games (9 developed in-house) Hosted over 1 million plays to date 2019 Launched Omni Arena Created $150,000 turnkey attraction for 4 players, featuring esports contests to drive high repeat play Expanded commercial market to large family entertainment and sports centers 6

OMNI PRO: OPTIMIZED FOR COMMERICAL USE Omni-directional treadmill that lets users walk or run at full speed in 360 degrees Robust base with a compact footprint (4-foot diameter) Sturdy safety ring prevents falling or hitting walls Next-level immersive gaming system that is active and healthy As seen in Ready Player One! 7

OMNIVERSE CONTENT PLATFORM: 1 MILLION PLAYS… AND COUNTING! OFFERS 23 OMNI GAMES AT ARCADES IN 45 COUNTRIES Tracks physical stats like distance run, steps taken, and calories burned Charges venue operators per minute of gameplay 8

OMNI ARENA The out-of-home entertainment industry’s top-earning VR attraction $70K Gross margin per system $15K/year Recurring revenue per system 30+ Omni Arenas installed to date 9 Omni Arena has exceeded our revenue expectations. Customers come back and keep playing and playing. Eddie Hamann, owner, Andretti Indoor Karting & Games

PLAYERS OF ALL AGES LOVE OMNI ARENA 30,000 Players monthly Paying $12-15 each for a 6-min. game According to a survey of 10,000 players 97% Would play again 70% create player profiles 43% Visit the venue specifically to play Omni Arena High repeat play Some esports teams have played over 100 times! 9.3 Satisfaction rating Most-heard phrase after playing: “When can I buy this for my home?”10

RAPIDLY GROWING PLAYER COMMUNITY WANTS THE OMNI EXPERIENCE IN THEIR HOMES 00 STARTED OMNI ARENA ROLLOUT 00 00 00 00 00 0 MAR'19 APR'19 MAY'19 JUN'19JUL'19 AUG'19 SEPT'19 OCT'19 NOV'19 DEC'19 JAN'20 FEB'20AUG'20 60,0 Number of player profiles COVID-19 lockdown 50,0 40,0 30,0 20,0 X WE ARE ON TRACK TO REACH 1 MILLION PLAYER PROFILES BY 2022 11 This slide reflects current views with respect to future events based on information currently available. Please see Data Room for additional detail on the assumptions underlying these projections.

THE TIME IS NOW FOR A HOME PRODUCT The technology is ready. The business model is proven. We’ve built a large player base and can reach consumers directly and cheaply. 12 omni one

INTRODUCING OMNI ONE

HARDWARE

Complete entertainment system that includes:

Omni One omni-directional treadmill

Standalone VR headset (no PC or cables needed)

SOFTWARE

Online game store (closed platform)

Connectivity with friends to boost social engagement

Mobile app with game notifications and fitness stat tracking to add stickiness

CONTENT

30+ titles available at launch, incl.:

Games developed in-house and games licensed from third parties

Top VR titles and popular genres like battle royale (Fortnite style)

Even "standing only" games that don't require walking on Omni

Omni One prototype

13

DESIGNED TO FIT TASTEFULLY INSIDE THE HOME Light Compact (4-ft diameter) Easy to fold up and store 14

APPLYING THE PELOTON PLAYBOOK TO GAMING THE BUSINESS MODELUPFRONT EQUIPMENT PURCHASE Direct-to-consumer, multi-channel sales Upfront equipment purchase Omni One Complete system including VR headset with embedded computer $1,995 or $55 / month (optional monthly payment plan) Omni One “dev kit” Developer version without VR headset or computer $995 Recurring revenues from monthly subscriptions and game sales (see next slide) Price comparables Mid-range gaming PC, connected exercise equipment Target audience Gamers have ample discretionary income Desire to stay fit Provides purchase justification COMPARISON Omni One: $1,995 upfront at 45% gross margin Peloton: $2,295 upfront at 40% gross margin 15

MONTHLY SUBCRIPTIONS AND GAME SALES DELIVER RECURRING REVENUE UPSIDE RECURRING REVENUES Monthly subscription for online gameplay, player rankings, and contests and prizes Game purchases from store Games for sale Targeting $45 / month per system $14.95 “Omni Online” monthly subscription (nearly 100% margin) $30 Avg. monthly game purchase (min. 30% margin) Price comparables: $19.99 - $39.99 COMPARISON Omni One: $45/month per system with $25/month margin Peloton: $39/month per bike with $20/month margin Content revenues outpace costs as player base grows16

WE HAVE A LARGE DEMO AND SALES CHANNEL PROJECTED BY 2022 150 Omni Arena sites 1 million player profiles Gamers We can reach potential customers directly and cheaply We have the email addresses of our large and fanatical community of registered players, and we communicate with them at least once a month. We know who will buy, why, and at what price We surveyed 1,000 players 14% responded they would buy Omni One at $1,995 VR Enthusiasts WHO WILL BUY IT? Parents 17 This slide reflects current views with respect to future events based on information currently available. Please see Data Room for additional detail on the assumptions underlying these projections.

VR ENTHUSIASTS These early adopters want the latest VR tech and have consistently loved the Omni experience. About 5,000 enthusiasts preordered the original 2013 Omni version. Traditional methods of moving around inside virtual reality worlds (teleportation, button press) are awkward and detract from the VR experience. 35 Average age 12 Hours Spent weekly on gaming $70 Spent monthly on gaming YES 79% NO NO Omni One’s “dev kit” provides the flexibility that developers and VR enthusiasts want, allowing them to connect to their own PCs and headsets and play their favorite PC-based VR games. 18

GAMERS Gamers want to step inside their favorite games, and they appreciate Omni One’s fitness benefits. By offering a complete VR gaming system, we can reach gamers who don’t yet use VR. I'd like to be more fit but don’t like serious exercise or don’t have time for it. $69,000 Household income $78 Spent monthly on gaming 4 Hours Spent weekly on fitness YES 68% NO NO YES 91% NO YES 14% 19

PARENTS Young people love Omni games (40% of Omni Arena players are aged 8-20) and will ask their parents to buy Omni One. Survey data shows that many parents will agree. $74,000 Household income $61 Spent monthly on kids’ gaming 76% Play video games themselves My kid(s) spend too much time on a smartphone, tablet, or computer screen. NOYES 62% NO YES 85% NO YES 13% 20

OMNI ONE'S SERVICEABLE MARKET REACHES 14MM HOUSEHOLDS IN THE U.S. ALONE U.S. households 65MM Omni One demographic Households of people aged 8-70 and $50K+ total income 42MM Omni One TAM Households who own gaming devices 35MM Omni One interest Households who would buy Omni One if price wasn’t a factor 14MM Omni One SAM: $28B market size Households who would consider buying Omni One at $1,995 SAM Subset Of 1,000 survey respondents, 14% indicated they were “likely” or “highly likely” to buy Omni One at $1,995 Asia Via Virtuix’s China subsidiary and joint venture with Hero Entertainment Europe Via distributor network covering Western & Eastern Europe, Turkey, Russia 21

4 LEVERS OF GROWTH TO MAKE OMNI ONE A GLOBAL HOME-ENTERTAINMENT HIT 1. VR enthusiasts, who are early adopters of new VR products, have historically embraced the Omni experience and will react ecstatically to Omni One. 2. to our large and devoted community of out-of-home players By 2022, we project our database of player profiles will contain contact information for 1.1 million registered players. 14% of these players indicate they will buy Omni One at $1,995. If maintained, this initial demand translates into sales of 150,000 units. Leverage viral reach of Omni content to acquire target customers at low CAC We will engage influencers from the gaming and VR communities combined with paid digital marketing (highly effective thanks to viral video content) to reach gamers at low cost. Publish AAA gaming content to drive wide adoption After gaining initial traction, we will make big game titles available for Omni One to reach and excite a mass-market audience. We’ll run TV ads (Peloton playbook) featuring Call of Duty–style and Fortnite-style gaming on Omni One. 22

IMPROVING ON PELOTON'S CAC AND LTV CAC: Initially near zeroLTV: Capitalize on video-gaming “stickiness” Targeted long-term CAC: $500 / system Peloton reference: $1,000 / bike Targeting LTV of $3,825 Peloton reference: $3,500 Low-cost leads from Omni Arena channel: Use gaming-industry best practices to 150,000 Players/mo 1 million Player profiles 14% Want to buy at $1,995 keep players engaged and reduce churn Viral reach via gaming streamers: Markiplier on Omni Pro: 2.7 million views We know how to create viral videos Grand Theft Auto V on Omni Pro: 3.2 million views Battlefield 4 on Omni Pro: 3.1 million views Player profile rankings Friend connectivity Companion app with gameplay notifications Player progression Social media sharing & streaming Esports championships & prizes 23 This slide reflects current views with respect to future events based on information currently available. Please see Data Room for additional detail on the assumptions underlying these projections.

CONSUMER AND TECH TRENDS 1 3 2 ACTIVITY AT HOME COVID-19 has accelerated demand for healthy home activities 24 SCREEN TIME Parents are increasingly alarmed about kids’ screen habits ULTRAFAST WIRELESS Advances in cloud-based gaming will supercharge headset performance

THE RIGHT LINEUP

Core team together for 5+ years with major technical accomplishments

- ✓ Awarded 14 patents for mechanical design and motion tracking
- ✓ Sold over $10 million worth of hardware product
- ✓ Built Omniverse content platform (more than 1 million plays)
- ✓ Shipped 3,650 Omni Pro units
- ✓ Installed 30+ Omni Arenas
- ✓ Developed 9 VR games in house
- ✓ Published 23 VR games total

Wholly owned China subsidiary (Virtuix Manufacturing Ltd.) provides access to fast and cheap supply chain

- ✓ Office with staff of 15
- ✓ Supply chain of 40+ suppliers in U.S., Taiwan, and China
- ✓ Primary contract manufacturer (Taiwan company) makes fitness equipment for top-tier brands

Joint venture in Asia with billion-dollar gaming company (Hero Entertainment)

- ✓ High-impact marketing channel and brand with 200MM players
- ✓ Sold 1,650 Omni systems in Asia



Image: Virtuix's China team led by our president, David Allan (center)

WE ARE SURVIVORS

When VR technology fell short of consumer expectations, many VR firms failed.

Instead, we pivoted and launched a hit out-of-home product (Omni Arena)

We know how to produce Omni One fast and cheaply

25

VIRTUIX'S IP AND CORE COMPETENCIES DETER COPYCATS



PATENT PROTECTION

14 U.S. and international patents issued:

US 9,329,681	US 10,286,313
US 9,785,230	US 10,635,162
US 10,065,114	US D879,417
US D766,239	US D887,684
US D789,368	US D878,012
US D787,516	US 10,751,622
US D863,737	
US D863,738	

6 additional patents pending

REQUIRED COMPETENCIES

The Omni product requires an unusual mix of core skills:

- ✔ **Electromechanical design** covering plastic & metal parts, fabrics & footwear, precision electronics
- ✔ **Motion sensor design** involving embedded processing of proprietary algorithms and customized wireless interfacing
- ✔ **Software development** including user-facing apps and cloud-based content distribution system
- ✔ **Game development** covering VR game design, optimization of motion mechanics, integration of 3rd-party games (SDK)
- ✔ **Volume manufacturing** with a low-cost, flexible supply chain

Copycats in China, Korea, U.S., and Europe have pursued the Omni for years ***– but failed***

26

2020: $10MM+ OMNI ARENA BUSINESS INTERRUPTED BUT RECOVERING QUICKLY Q1Q2Q3 – Q42021 2020 Going strong $800K Monthly revenue 5 Omni Arena Installs/month Interrupted by COVID-19 Customers pushed out installations We raised bridge financing and received a PPP loan Recovering in Q3 & Q4 Installations resumed 2-3 Omni Arena Installs/month Forecast busy 1H 2021 Surge in installations of postponed 2020 orders and pent-up new demand Profitable operation at only 2 installs per month HEALTHY OMNI ARENA BACKLOG AND DEMAND AND ON TRACK TO LAUNCH OMNI ONE IN 2H 2021 27

OMNI APPLICATIONS EXTEND BEYOND ENTERTAINMENT Military / corporate training and simulation Exercise and fitness Virtual museums Virtual tradeshows and events Virtual tourism Architectural design and walkthroughs Physical therapy Education 28

VIRTUIX RAISED $20MM FROM INVESTORS TO DATE PRE-MONEY VALUATION: Series A $35MM Seed $6MM $70 $60 $50 $40 $30 $20 $10 $0 Series A-2 $65MM Notable Virtuix investors include Mark Cuban, 2 strategics, and 12 VC funds including Maveron, Scout Ventures, and 2020 Ventures JOIN OUR CURRENT OFFERING: Equity: Series A-2 Preferred Stock Valuation: $65MM pre-money April 2014April 2016October 2020 Use of proceeds: Bring Omni One to market I believe in the Virtuix team and product. Now is the time to bring the popular Omni gaming experience to the home.” MARK CUBAN Virtuix investor 29

JAN GOETGELUK Founder & Chief Executive Officer Started Omni R&D in 2011 Previously J.P. Morgan Investment Banking Speaks fluent Mandarin, divides his time between Taiwan & China DAVID ALLAN President & Chief Operating Officer 30+ years of Asian manufacturing experience DOUG SHUFFIELD Director of Engineering 20+ years of software / hardware development CAMERON SLAYTER Director of Games Award-winning VR game developer & producer SUCCESSFUL TEAM BUILDING WORLD-CLASS PRODUCTS Heads content team, developed Elite Force and other Omni games 30

VIRTUIX

ADVISORY BOARD



MIKE GRIFFITH

Game industry senior executive

Former CEO and Vice Chairman of Activision, one of the world's largest videogame publishers. Led during the merger with Vivendi Games and the rise of Activision's blockbuster "Call of Duty" franchise.

Current Director of Dave & Buster's



KAI HUANG

Creator of Guitar Hero

Co-founder and CEO of RedOctane, the creators of Guitar Hero, a unique hardware system that became a multi-billion-dollar videogame franchise acquired by Activision.

Co-founder of Blue Goji, an interactive fitness company that combines hardware and software to make exercise more entertaining and rewarding.



JIANWEI LI

Veteran hardware investor

U.S. & China VC specializing in growth strategies for innovative hardware products.

Former Vice President of Sequoia Capital China

Current Chief Investment Officer and Partner at ZhenFund

Investor in Virtuix's Series A round

31

INVESTMENT HIGHLIGHTS Current $10MM+ business with 50% gross margin Experience and know-how to bring new Omni One gaming product to the home market Out-of-home installations and large player base provide direct demo and sales channel for Omni One at no cost High recurring revenue upside thanks to addictive gaming content (monthly subscriptions + individual game sales) Strong competitive moat thanks to IP portfolio (14 patents) and multiplicity of required core competencies OUR TIME IS NOW TECHNOLOGY AND CONSUMER TRENDS ARE IN OUR FAVOR32

PRODUCT REVIEWS: VIRTUIX VS. COMPETITORS 33

Many viewers of our YouTube videos left comments testifying to the excitement around our product: “SHUT UP AND TAKE MY MONEY!!” 42 “OMG I want that!” 12 “Finally I can do cardio without looking at the clock” 29 “I want this soo much” 4 “My god... I am so ready for this” 16 “Gimme that now” 3 “Dang, this is by far the best VR product that will ever be made.” 32 “Can't wait till this comes out!” 14 34 EARLY ADOPTERS HAVE HISTORICALLY EMBRACED THE OMNI An early backer who received his Kickstarter edition Omni left this in-depth review: The included game, Omni Arena, is incredible. The foot tracking in Omni Arena is native, and it's shocking how well it works. It feels so good to be able to look left and right as you walk around. Using a joystick to move around in VR either makes people sick or just outright doesn't feel correct. An Omni is something I’d say is a necessity. Am I happy with my purchase? Yes, very much so. Another backer created a YouTube channel dedicated to showcasing games played on the Omni

JOURNALISTS PUBLISHED RAVE REVIEWS OF THE ORIGINAL CONSUMER OMNI Virtuix proves that the Omni is the real deal. Running around in a 3D environment is more fun than I can describe in words. I was excited beyond belief when I came out, and all I wanted was more. Yes, it really was that much fun. No apologies for our unbridled enthusiasm. The Omni adds a fantastic new layer of immersion to the virtual reality experience, but in a way that is much more spatially efficient. The system is intuitive to use, and is clearly the successful and refined fruit of a long, iterative design process. Virtuix has set the bar very high with the Omni. It all makes for a fascinating additional dimension, and anyone lured to VR may well find the Omni an indispensable part of the experience. 35

NEGATIVE REVIEWS WERE FEW BUT WE LEARNED FROM THEM One journalist wrote a negative hit piece, but readers left comments criticizing his conclusions: Reviewer either did not actually try it, or is very uncoordinated. It's very natural movement. To say that the "free roaming" Oculus and Vive solutions "blow it away" is just comical. To the author: I was at the booth at CES and I tried out the product, which I also have on pre-order. I don't recall the issues that you're describing. In fact my experience was quite positive… Anyway, I can't wait for mine. I honestly don't think it's fair to bash a product like the Omni after only a brief time with it. There is an acquired skill needed to get the full benefit, like riding a bicycle. Still, we listened… and Omni One will include many improvements compared to the original Omni: Unmatched freedom of movement Improved walking movement thanks to smoother base surface and optimized shoe soles Improved foot tracking and motion library (translating movements to game input with higher accuracy and minimal latency) Better VR headset and hand controllers (latest 2021 technology) Complete system that works out-of-the-box – no PC needed and no tinkering required With Omni One, we control the complete user experience (UX) from start to finish, resulting in a streamlined, bug-free experience for players. 36

KATVR’S RECENT $1.7MM KICKSTARTER CAMPAIGN SHOWS PENT-UP DEMAND FOR HOME PRODUCT Chinese firm offering treadmill for $1,000 (no headset or PC included) Sold $1MM worth in first 24 hours VIRTUIX HAS MAJOR ADVANTAGES OVER KATVR 37 Complete system including all-in-one headset, ready to play out-of-the-box Optimized games platform, ensuring top gaming performance and streamlined consumer experience Scalable business model including recurring revenues (not just a hardware accessory) Virtuix is U.S. based with presence in Europe and Asia Has proven product and technology with track record of success Distributed by 22 worldwide distributors and backed by major partners Protected by extensive patent portfolio KATVR’s copycat design seems to infringe on several Virtuix patents

OTHER ME-TOO COPYCATS HAVE FAILED TO REACH MEANINGFUL SCALE VIRTUALIZERINFINADECK Failed to develop home product Never delivered or refunded Kickstarter units Currently offers low-volume enterprise system Deemed to infringe on several Virtuix patents Sells to enterprise at $40K-$60K per system Motorized design results in challenges with latency (reaction speed) and player imbalance 38

). JOIN OUR MISSION TO BRING OMNI ONE TO MILLIONS OF HOMES AROUND THE WORLD

10/20/2020 Circle Internet Financial Inc. Mail - Virtuix's First Webinar Today & Campaign Surpasses $2.5M Reserved

CIRCLE

Sarah Haas <sarah@seedinvest.com>

Virtuix's First Webinar Today & Campaign Surpasses $2.5M Reserved

SeedInvest <virtuix@seedinvest.com>
Reply-To: contactus@seedinvest.com
To: sarah@seedinvest.com

Tue, Oct 20, 2020 at 4:29 PM

seedinvest

Webinar Today



Virtuix's First Webinar | Today, Tuesday, October 20th at 4pm ET

Join Virtuix's CEO & Founder Jan Goetgeluk for an investor webinar today, Tuesday, October 20th at 4pm ET for the opportunity to discuss the company and answer questions from the crowd.

Virtuix is the creator of Omni, an omni-directional treadmill allowing users to walk and run inside popular games and virtual worlds. **The reservation campaign has already surpassed $2.5M.**

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permmsgid=msg-f%3A1681104058969452358&dsqt=1&simpl=msg-f%3A1681104058969… 1/3

10/20/2020 Circle Internet Financial Inc. Mail - Virtuix's First Webinar Today & Campaign Surpasses $2.5M Reserved

REGISTER

Exclusive Reservation Investor Perks

All investors who reserve shares and later purchase their reserved shares will receive bonus perks such as a 40% discount to the Omni and free games. Learn more.

Questions? Email us. We're happy to help.

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Virtuix is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Virtuix: https://www.seedinvest.com/virtuix

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0?ik=9f051522a2&view=pt&search=all&permmsgid=msg-f%3A1681104058969452358&dsqt=1&simpl=msg-f%3A1681104058969… 2/3

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